HarborView Mortgage Pass-Through Certificates
Series 2007-2

Preliminary Marketing Materials

$94,041,000 (Approximate)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.
This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.
This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Shakti Radhakishun	(203) 618-2225
Ara Balabanian	(203) 618-2435
Greg McSweeney	(203) 618-2429

Trading
Johan Eveland	(203) 625-6160
Jesse Litvak	(203) 625-6160
Stu Kronick	(203) 618-6160

Analytics
Steve Bisaillon	(203) 618-5654
Jeff Traister	(203) 618-6160

Rating Agency Contacts

Standard & Poor’s
Jeff Watson	(212) 438-1592

Moody’s
Anthony Deshetler	(201) 915-8306

Preliminary Term Sheet	Date Prepared: March [12], 2007

HarborView Mortgage Loan Trust 2007-2

Mortgage Loan Pass-Through Certificates, Series 2007-2

$94,041,000 (Approximate, Subject to +/- 20% Variance)

Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class	Balance ($)(1)	WAL (Yrs) (Call/Mat) (2)	Pymt Window (Mths) (Call/Mat) (2)	Pass-Through Rates	Tranche Type	Assumed Final Distribution Date	Expected Ratings S&P/Moody’s
1A-1A(3)	$332,989,000	Not Marketed Hereby		Floater	Senior	April 2037	[AAA/Aaa]
2A-1A(3)	$534,121,000			Floater	Super Senior	April 2037	[AAA/Aaa]
2A-1B(3)	$222,550,000			Floater	Senior Mezz	April 2037	[AAA/Aaa]
2A-1C(3)	$133,530,000			Floater	Senior Mezz	May 2038	[AAA/Aaa]
B-1 (4)	$22,517,000	6.12 / 6.55	44-102 / 44-147	Floater	Subordinate	April 2037	[AA+/Aa1]
B-2 (4)	$25,828,000	6.12 / 6.45	44-102 / 44-137	Floater	Subordinate	April 2037	[AA/Aa2]
B-3 (4)	$8,609,000	6.11 / 6.33	44-102 / 44-121	Floater	Subordinate	April 2037	[AA-/Aa3]
B-4 (4)	$7,947,000	6.11 / 6.24	44-102 / 44-114	Floater	Subordinate	April 2037	[A+/Aa3]
B-5 (4)	$5,961,000	6.10 / 6.12	44-102 / 44-106	Floater	Subordinate	April 2037	[A/A1]
B-6 (4)	$5,298,000	5.98 / 5.98	44-99/ 44-99	Floater	Subordinate	April 2037	[A-/A2]
B-7 (4)	$10,596,000	5.64 / 5.64	44-91/ 44-91	Floater	Subordinate	April 2037	[BBB-/Baa1]
B-8 (4)	$7,285,000	4.95 / 4.95	44-73 / 44-73	Floater	Subordinate	April 2037	[NR/Baa2]

Total	$1,317,231,000

(1)
Distributions on the Class 1A-1A Certificates will be derived from the Group 1 Mortgage Loans (as described herein). Distributions on the Class 2A-1A, Class 2A-1B and 2A-1C Certificates will be derived from the Group 2 Mortgage Loans (as described herein). Distributions on the Subordinate Certificates will be derived from all the Mortgage Loans (as described herein). Class sizes are subject to final collateral and rating agency approval and are subject to a +/-20% variance.

(2)	The WAL and Payment Windows to Call for the Offered Certificates are shown to the Optional Termination Date (as described herein).

(3)
The Senior Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) 10.00% per annum.

(4)
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will be multiplied by 1.5 after the Optional Termination Date), (ii) the Net WAC Cap and (iii) 10.00% per annum.

1

Depositor:	Greenwich Capital Acceptance, Inc.

Underwriter:	Greenwich Capital Markets, Inc.

Originator:
It is expected that at the end of the Pre-funding Period the originators accounting for more than 10% of the Mortgage Loans will be Paul Financial, LLC. (26.07%), American Home Mortgage Corp. (17.04%), Residential Funding Company, LLC (15.99%) and Kay-Co Investment Inc. d/b/a Pro30 Funding (14.48%). At the end of the Pre-funding Period, it is expected that no other originator will account for more than 10% of the total Mortgage Loans.

Master Servicer:	Wells Fargo Bank, N.A.

Servicers:
It is expected that at the end of the Pre-funding Period the servicers accounting for more than 10% of the Mortgage Loans will be GMAC Mortgage, LLC (66.97%), American Home Mortgage Servicing, Inc. (17.04%) and Residential Funding Company, LLC (15.99%). At the end of the Pre-funding Period, it is expected that no other servicer will account for more than 10% of the total Mortgage Loans. Beginning on or after May 1, 2007, substantially all of the loans initially serviced by GMAC Mortgage, LLC are expected to be serviced by Central Mortgage Company.

Trustee:	Deutsche Bank National Trust Company.

Custodian:	Deutsche Bank National Trust Company., except for with respect to those loans serviced by Residential Funding Company, LLC. for which the custodian will be Wells Fargo Bank, N.A.

Credit Risk Manager:	Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company. (“Clayton”).
Clayton	may not perform all Credit Risk Manager duties for mortgage loans serviced by Residential
Funding Company, LLC.

Insurance Policy
Provider:	Ambac Assurance Corporation (or the “Certificate Insurer”) will issue an insurance policy for the benefit of the Class 2A-1C Certificates.

Additional Disclosure:
For additional disclosure on (a) the Originators and their Underwriting Guidelines, (b) the Master Servicer, (c) the Servicers, (d) the Custodian and Trustee and (e) the Insurance Policy Provider, refer to Exhibit A.

Rating Agencies:	S&P and Moody’s will rate the Offered Certificates. It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:	For each Initial Mortgage Loan, the close of business on March 1, 2007, and for each Subsequent Mortgage Loan, the date as specified in the related subsequent transfer instrument.

Expected Pricing Date:	The week of March [15], 2007.

Closing Date:	March 30, 2007.

Distribution Date:	The 25th day of each month (or if such day is not a business day, the next succeeding business day), commencing in April 2007.

Certificates:
The “Senior Certificates” will consist of the Class 1A-1A Certificates (the “Group 1 Certificates”) and the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates (the “Group 2 Certificates”). The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates. The Subordinate Certificates are collectively referred to herein as the “Offered Certificates”. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the “Certificates”.

2

The trust will also issue the Class C, Class P, Class ES and Class R Certificates, none of which will be publicly offered.

Accrued Interest:	The Certificates will settle flat.

Interest Accrual Period:
The interest accrual period for each Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Registration:	The Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:	It is anticipated that the Certificates will represent ownership of REMIC regular interests.

ERISA Eligibility:
The Certificates are expected to be ERISA eligible, provided the purchase and holding of such certificates are eligible for exemptive relief under an investor-based or statutory exemption. Prospective investors should review with their legal advisors whether the purchase and holding of any of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or other similar laws.

SMMEA Treatment:	The Senior Certificates, the Class B-1, Class B-2 and Class B-3 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination Date:
The terms of the transaction allow for the purchase by the Master Servicer of all the Mortgage Loans and other property of the trust (the “Optional Termination Date”) which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than [10]% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date.

Pricing Prepayment Speed:	25% CPR

Mortgage Loans:
The mortgage loans that are expected to be transferred to the trust on the Closing Date with an aggregate principal balance of approximately $987,674,655 (the “Initial Mortgage Loans”) and the mortgage loans that are expected to be transferred to the trust during the Pre-funding Period with an aggregate principal balance of approximately $336,840,850 (the “Subsequent Mortgage Loans”), consist of adjustable rate, first lien residential mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $1,324,515,506 (the “Mortgage Loans”). The information set forth herein with respect to the mortgage loans, is expected to be representative of the characteristics of the mortgage loans that will be included in the trust. It is not expected that the initial principal balance (or notional balance) of any class of Offered Certificates (as shown on the fourth page) will increase or decrease by more than 20% by the Closing Date. All of the Mortgage Loans are Negative Amortization Loans as defined herein, for a portion of or the entire term of the loan. It is expected that the Mortgage Loans will be substantially similar to the Mortgage Loans shown herein. For more information please see attached collateral descriptions for the Initial Mortgage Loans and Mortgage Loans.

The “Group 1 Mortgage Loans” will consist of conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $360,573,065. The “Group 2 Mortgage Loans” will consist of conforming and non-conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $963,942,441. Substantially all of the Group 1 and Group 2 Mortgage Loans either accrue interest at a mortgage rate which adjusts monthly or semi-annually after an initial fixed rate.

3

Approximately 99.20% of the Mortgage Loans have an initial fixed rate period of approximately 60 months.

For approximately 94.26% of the Mortgage Loans the borrower: (i) has various payment options, including a minimum payment, which may cause negative amortization, generally from month 1 through the earlier of (a) the related first rate reset date and (b) the month the related principal balance is equal to the Negative Amortization Limit (the “Option Period”), (ii) has the option to make an interest only payment (at a fully-indexed interest rate) from the earlier of (a) generally the first rate reset date and (b) the month the loan’s principal balance is equal to the Negative Amortization Limit through month 120 (the “IO Period”) and (iii) is required to make fully amortizing principal and interest payments from month 121 through the final payment date. Substantially all of such loans have a fixed interest rate and a fixed minimum payment for approximately 5 years.

Generally, all of the Mortgage Loans adjust based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”), One Month LIBOR (“One Month LIBOR”) or Six-Month LIBOR (“Six Month LIBOR”).

Negative Amortization Loans:
“Negative Amortization Loans” are mortgage loans for which the minimum monthly payment amount for a term specified in the related mortgage note is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan. If a borrower elects to pay only the minimum monthly payment, the deficient interest amount is added to the unpaid principal balance of such mortgage loan. A borrower may elect to pay only the minimum monthly payment for a term specified in the related mortgage note subject to adjustment under the following conditions: (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (generally 110%, 115% or 120%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to either (a) amortize fully the then unpaid principal balance over the remaining term to maturity or (b) equal the interest only payment for such loan, calculated at the then applicable rate, based on the related Index rate and margin.

Pre-Funding Amount:
On the Closing Date, the Seller will deposit approximately $336,840,850 (the “Pre-funding Amount”), which will consist of approximately $66,580,665 deposited into an account (the “Group 1 Pre-Funding Account”) to purchase subsequent Group 1 Mortgage Loans and approximately $270,260,185 deposited into an account (the “Group 2 Pre-Funding Account”; and together with the Group 1 Pre-Funding Account, the “Pre-Funding Accounts”) to purchase subsequent Group 2 Mortgage Loans. Funds on deposit in the Pre-funding Accounts will be used from time to time to acquire Subsequent Mortgage Loans during the Pre-funding Period.

The “Pre-funding Period” commences on the Closing Date and ends on the earlier of (i) the date on which the amount on deposit in the Pre-funding Account is less than $10,000 and (ii) April [24], 2007. If necessary, a capitalized interest account deposit will be made by the Depositor to cover any interest shortfalls during the Pre-funding Period.

To the extent that the trust does not fully use amounts on deposit in the Pre-funding Accounts to purchase Subsequent Mortgage Loans by the end of the Pre-funding Period, the trust will apply the remaining amounts as a prepayment of principal to the related Certificates on the Distribution Date immediately following the end of the Pre-funding Period. Although no assurance is possible, it is not anticipated that a material amount of principal will be prepaid on the Certificates from amounts in the Pre-funding Accounts.

4

Net Mortgage Rate:
The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the sum of a) the Trust Expense Fee Rate, and b) on or after the 121st Distribution Date, the Final Maturity Reserve Rate.

Net WAC:
The “Net WAC” for any distribution date equals the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related due period, weighted on the basis of their stated principal balances as of the first day of the related due period, provided however, that for the first two distribution dates only, such weighted average of the net loan rates of the mortgage loans shall be multiplied by the quotient of (i) the aggregate of the stated principal balances of the first day of the related due period of the Mortgage Loans having scheduled payments that are included in determining available funds for such distribution date divided by (ii) the sum of (a) the aggregate of the stated principal balances of all of the Mortgage Loans as of the first day of the related due period plus (b) the amount on deposit in the Pre-funding Account immediately prior to such distribution date.

Net WAC Cap:
The “Net WAC Cap” for the Certificates (other than the Class 2A-1C Certificates) and any distribution date will equal the product of (i) the Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the related Accrual Period.

The “Net WAC Cap” for the Class 2A-1C Certificates is equal to (x) the excess, if any, of the Net WAC Cap applicable to the other Certificates over (y) the Insurance Premium Rate for such Distribution Date.

Net Maximum Rate:
The “Net Maximum Rate” with respect to each Mortgage Loan is equal to the maximum mortgage rate less the sum of a) the Trust Expense Fee Rate, and b) on or after the 121st Distribution Date, the Final Maturity Reserve Rate.

Trust Expense Fee Rate:	The sum of the Servicing Fee Rate, Master Servicing Fee Rate, Credit Risk Manager Fee Rate and the LPMI Fee Rate, if any.

Insurer Premium Rate:	The“Insurer Premium Rate” with respect to each Distribution Date is a rate equal to 0.07% per annum.

Servicing Fee Rate:
Each servicer will be paid a monthly fee (a “Servicing Fee”) with respect to each mortgage loan it services. The Servicing Fee will be calculated at a per annum rate (the “Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period. For each Mortgage Loan (other than with respect to approximately $211,831,966 of the mortgage loans which is approximately equal to 15.99% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date), the Servicing Fee Rate will equal 0.375%. With respect to approximately $211,831,966 of the mortgage loans which is approximately equal to 15.99% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date, the Servicing Fee Rate will be 0.4250%.

Master Servicing Fee Rate:	For each Mortgage Loan the Master Servicing Fee Rate will equal [0.0050]%. The Custodian will be paid by the Master Servicer.

Credit Risk Manager Fee Rate:	For each Mortgage Loan the Credit Risk Manager Fee Rate will equal [0.0050]%.

5

Basis Risk Shortfalls:	With respect to any Distribution Date, each class of Certificates will be entitled to the “Basis Risk Shortfalls” for such class which will equal the sum of:

(i) the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date,

(ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii) interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Adjusted Cap Rate:
The “Group 1 Adjusted Cap Rate” for the Class 1A-1A Certificates and for any Distribution Date equals the Net WAC Cap computed by first reducing the related Net WAC by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 1 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 1 Mortgage Loans as of the first day of the related due period.

The “Group 2 Adjusted Cap Rate” for the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and for any Distribution Date equals the related Net WAC Cap computed by first reducing the related Net WAC by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 2 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 2 Mortgage Loans as of the first day of the related due period.

The “Subordinate Adjusted Cap Rate” for the Subordinate Certificates and for any Distribution Date equals the weighted average of the Group 1 Adjusted Cap Rate and the Group 2 Adjusted Cap Rate for such Distribution Date, weighted in each case based on the applicable Subordinate Component for each mortgage loan group.

The “Subordinate Component” for either mortgage loan group and any Distribution Date is the excess, if any, of the aggregate principal balance of the related mortgage loans as of the first day of the related due period plus the amount on deposit in the Pre-Funding Account with respect to the related mortgage loan group over the aggregate certificate principal balance of the Senior Certificates related to such mortgage loan group immediately prior to such Distribution Date.

Deferred Interest:
The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan (“Deferred Interest”).

6

Net Deferred Interest:
The “Net Deferred Interest” for any Distribution Date and mortgage loan group is the excess, if any, of Deferred Interest for the related due period and mortgage loan group over voluntary principal prepayments for the related prepayment period and mortgage loan group.

For any Distribution Date, Net Deferred Interest will be allocated among the Certificates in an amount equal to the excess, if any, for each such class, of (i) the current interest accrued at the applicable pass-through rate for such class, over (ii) the amount of current interest that would have accrued had the Pass-Through Rate for such class equaled the related Adjusted Rate Cap for such class and Distribution Date. The Net Deferred Interest allocable to each class of Certificates will reduce the amount of interest distributable on such class and such Net Deferred Interest will be added to the principal balance of such class of Certificates.

Credit Enhancement:	Series 2007-2 is an “Overcollateralization Series” as defined in the accompanying terms sheet supplement. Credit enhancement consists of the following:

1) Net Monthly Excess Cashflow;
2) Yield Maintenance Agreement;
3) Overcollateralization Amount;
4) Subordination; and
5) Only with respect to the Class 2A-1C Certificates, the Policy issued by the Certificate Insurer.

Policy:
The Certificate Insurer will issue an insurance policy (the “Policy”) for the benefit of the Class 2A-1C Certificates. The Policy will unconditionally and irrevocably guarantee payment of (i) the outstanding Class Principal Balance of the Class 2A-1C Certificates on their final maturity date, (ii) the amount of any realized losses allocated to the Class 2A-1C Certificates and (iii) accrued and unpaid interest calculated at the pass-through rate due on the Class 2A-1C Certificates, subject to certain terms and conditions set forth in the Policy. The Policy will not provide credit enhancement for any class of certificates other than the Class 2A-1C Certificates.

On each Distribution Date, the Trustee will calculate to what extent the funds available to make the distributions of principal and interest are insufficient to distribute the amounts due on the Class 2A-1C Certificates. If an insufficiency exists and it is covered by the Policy, then the Trustee will make a draw on the Policy.

If for any reason the Certificate Insurer does not make the payments required under the Policy, the holders of the Class 2A-1C Certificates will rely on the Mortgage Loans for their distributions of interest and principal, and certificateholders may suffer a loss.

The Policy does not cover Basis Risk Shortfalls or shortfalls in interest collections on the Mortgage Loans that are attributable to prepayment interest shortfalls, deferred interest or the application of the Servicemembers Civil Relief Act.

Yield Maintenance
Agreement:
On the Closing Date, the trust, on behalf of a separate trust, will enter into the “Yield Maintenance Agreement” to make payments based upon the priority of cashflows described within the Yield Maintenance Agreement Account herein. On each Distribution Date, the counterparty to the Yield Maintenance Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to the maximum rate set forth for such Distribution Date over (ii) the strike price for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein, and (b) the lesser of (i) the notional balance for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein and (ii) the outstanding balance of the Certificates, for such Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Yield Maintenance Agreement will terminate after the Distribution Date in June 2016.

7

Senior Basis
Risk Cap Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “Senior Basis Risk Cap Agreement” to make payments in respect of any Basis Risk Shortfalls on the Senior Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Senior Basis Risk Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.000% over (ii) the strike price for such Distribution Date specified on the Senior Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the lesser of (x) the notional balance for such Distribution Date and (y) the aggregate balance of the Senior Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Senior Basis Risk Cap Agreement will terminate following the Distribution Date in December 2011.

Subordinate Basis
Risk Cap Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “Subordinate Basis Risk Cap Agreement” to make payments in respect of any Basis Risk Shortfalls on the Subordinate Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Subordinate Basis Risk Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.000% over (ii) the strike price for such Distribution Date specified on the Subordinate Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the lesser of (x) the notional balance for such Distribution Date and (y) the aggregate balance of the Subordinate Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Subordinate Basis Risk Cap Agreement will terminate following the Distribution Date in December 2011.

Senior Basis Risk
Reserve Fund:
Amounts on deposit in the “Senior Basis Risk Reserve Fund” (along with payments received under the Basis Risk Cap Agreement and a portion of the payments received under the Yield Maintenance Agreement) will be used to pay Basis Risk Shortfalls on the Certificates.

Subordinate Basis Risk
Reserve Fund:
Amounts on deposit in the “Subordinate Basis Risk Reserve Fund” (along with payments received under the Basis Risk Cap Agreement and a portion of the payments received under the Yield Maintenance Agreement) will be used to pay Basis Risk Shortfalls on the Certificates.

Net Monthly
Excess Cashflow:
The “Net Monthly Excess Cashflow” For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class 1A-1A, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and (C) the Principal Remittance Amount.

Overcollateralization
Amount:
The “Overcollateralization Amount” for any Distribution Date is equal to the excess of (i) the sum of (a) the aggregate principal balance of the Mortgage Loans and (b) amounts in the Pre-Funding Account over (ii) the aggregate principal balance of the Certificates, expressed as a percentage of the aggregate Mortgage Loan balance. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.55% of the sum of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date.

8

Interest Remittance
Amount:
For any Distribution Date and any mortgage loan group, the portion of the related Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans in such mortgage loan group.

Final Maturity Reserve
Deposit Amount:
The Final Maturity Reserve Deposit Amount for each Distribution Date is an amount equal to the lesser of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate stated principal balance of all the Mortgage Loans and (y) the Interest Remittance Amount before taking into account any distribution under "Priority of Distributions-Interest Distributions" herein and after the distribution of certain fees and expenses of the trust. No deposit is required if the balance of the Mortgage Loans having 40-year original terms to maturity, on each Distribution Date is less than or equal to the aggregate principal balance set forth in Final Maturity Reserve Schedule for that Distribution Date.

Final Maturity Reserve
Trust:
The Final Maturity Reserve Trust will hold the final maturity reserve account for the benefit of the certificateholders. On each Distribution Date on and after the Distribution Date in April 2017 (the “121st Distribution Date”) period up to the earlier of (i) the final scheduled Distribution Date and (ii) the termination of the trust, if the aggregate stated principal balance of the Mortgage Loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in Final Maturity Reserve Schedule for that Distribution Date (the “Final Maturity Reserve Amount Distribution Date”), the Trustee will deposit into the final maturity reserve account the Final Maturity Reserve Fund Deposit Amount. On the earlier of (i) the final scheduled Distribution Date and (ii) the termination of the trust, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein.

Final Maturity Reserve
Rate:
A per annum rate equal to the product of (i) 1.00% and (ii) a fraction equal to the numerator of which is the Stated Principal Balance of the Mortgage Loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance of the Mortgage Loans.

Overcollateralization
Target Amount:
On any Distribution Date, the “Overcollateralization Target Amount” is equal to:

(i)   prior to the Stepdown Date, [0.55]% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date;

(ii) on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:

(a)  [1.375]% of the current principal balance of the Mortgage Loans prior to the Distribution Date in April 2013 and [1.100]% of the current principal balance of the Mortgage Loans on or after the Distribution Date in April 2013;

(b)  .050% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date (the “OC Floor”); and

(iii) during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous Distribution Date.

9

Stepdown Date:	The earlier to occur of
(i) the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii) the later to occur of
a. the Distribution Date occurring in April 2010; and

b.    the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to (i) prior to the Distribution Date in April 2013, [19.125]% and (ii) on or after the Distribution Date in April 2013, [15.300]%.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the percentage of Mortgage Loans that are delinquent 60 days or more exceeds (a) prior to April 2013 [36.60]% of the current Credit Enhancement Percentage of the Senior Certificates or (b) on or after April 2013 [40.00]% of the current Credit Enhancement Percentage of the Senior Certificates (ii) cumulative realized losses for the related Distribution Date as a percentage of the of the sum of (a) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (b) amounts in the Pre-Funding Accounts as of the Closing Date for the related Distribution Date are greater than:

Distribution Date	Percentage
April 2009 - March 2010	[0.25]% for the first month plus an additional 1/12th of [0.30]% for each month thereafter
April 2010 - March 2011	[0.55]% for the first month plus an additional 1/12th of [0.40]% for each month thereafter
April 2011 - March 2012	[0.95]% for the first month plus an additional 1/12th of [0.45]% for each month thereafter
April 2012 - March 2013	[1.40]% for the first month plus an additional 1/12th of [0.50]% for each month thereafter
April 2013 - March 2014	[1.90]% for the first month plus an additional 1/12th of [0.20]% for each month thereafter
April 2014 and thereafter	[2.10]%

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for any Distribution Date and any class of Certificates is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Certificates subordinate to such class of Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

	Ratings (S/M)	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage before April 2013 or Stepdown Date	Target Credit Enhancement Percentage on or after April 2013 or Stepdown Date
Senior	[AAA/Aaa]	[7.650%]	[19.125%]	[15.300%]
B-1	[AA+/Aa1]	[5.950%]	[14.875%]	[11.900%]
B-2	[AA/Aa2]	[4.000%]	[10.000%]	[8.000%]
B-3	[AA-/Aa3]	[3.350%]	[8.375%]	[6.700%]
B-4	[A+/Aa3]	[2.750%]	[6.875%]	[5.500%]
B-5	[A/A1]	[2.300%]	[5.750%]	[4.600%]
B-6	[A-/A2]	[1.900%]	[4.750%]	[3.800%]
B-7	[BBB-/Baa1]	[1.100%]	[2.750%]	[2.200%]
B-8	[NR/Baa2]	[0.550%]	[1.375%]	[1.100%]

10

Allocation of
Realized Losses:
Any realized losses on the Mortgage Loans will be allocated as follows: first to Net Monthly Excess Cashflow, second to payments received under the Yield Maintenance Agreement, third to overcollateralization, and then to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and then to the Senior Certificates as follows:

1. Any remaining realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1A-1A Certificates, until its class principal balance has been reduced to zero.

2. Any remaining realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will be allocated sequentially, first to the Class 2A-1C Certificates, second to the Class 2A-1B Certificates, and third to the Class 2A-1A Certificates, in that order, until the related class principal balance has been reduced to zero.

Senior Principal
Distribution Amount:
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) the sum of the Principal Distribution Amounts for each mortgage loan group and (b) the excess of the (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [80.750]% and thereafter [84.700]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment period) minus the related OC Floor.

Class B-1 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [85.125]% and thereafter [88.100]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

11

Class B-2 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [90.000]% and thereafter [92.000]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-3 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 and Class B-2 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [91.625]% and thereafter [93.300]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-4 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2 and Class B-3 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [93.125]% and thereafter [94.500]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

12

Class B-5 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [94.250]% and thereafter [95.400]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

13

Class B-6 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [95.250]% and thereafter [96.200]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-7 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [97.250]% and thereafter [97.800]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-8 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [98.625]% and thereafter [98.900]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

14

Priority of
Distributions:
Available funds from the Mortgage Loans will be distributed as follows:

Interest Distributions

1.	on the 121st Distribution Date and on each Distribution Date thereafter, the amount required to be deposited in the Final Maturity Reserve Fund;

2.
from the Interest Remittance Amount for the related mortgage loan group, to the holders of the Class 1A-1A, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, as applicable, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled, provided that if the Interest Remittance Amount for the Group 1 Mortgage Loans is insufficient to pay the Class 1A-1A Certificates the related Monthly Interest Distributable Amount, the Trustee will withdraw such insufficient amount from the Interest Remittance Amount for the Group 2 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, and if the Interest Remittance Amount for the Group 2 Mortgage Loans is insufficient to pay the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates the related Monthly Interest Distributable Amount, the Trustee will withdraw such insufficient amount from the Interest Remittance Amount for the Group 1 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 1A-1A Certificates. In certain circumstances, interest funds will be distributed to the Senior Certificates from the unrelated mortgage loan group to the extent it was not received from the related mortgage loan group;

3.
from the remaining Interest Remittance Amounts for both mortgage loan groups, reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to interest;

4.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;

5.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;

6.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;

7.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;

8.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;

9.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;

10.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount;

11.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-8 Certificates, the related Monthly Interest Distributable Amount; and

12.	for application as part of Net Monthly Excess Cashflow for such Distribution Date.

15

Principal Distributions

(i)
On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

1.	first, from the related Principal Distribution Amount as follows:

a.	from the Principal Distribution Amount for group 1, to the Class 1A-1A Certificates until their Class Principal Balance is reduced to zero; and

b.
from the Principal Distribution Amount for group 2, on a pro-rata basis to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;

3.	third, from the Principal Distribution Amount for both mortgage loan groups:

a.	first, to the holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

b.	second, to the holders of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

c.	third, to the holders of the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

d.	fourth, to the holders of the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

e.	fifth, to the holders of the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;

f.	sixth, to the holders of the Class B-6 Certificates, until the Class Principal Balance thereof has been reduced to zero;

g.	seventh, to the holders of Class B-7 Certificates, until the Class Principal Balance thereof has been reduced to zero;

h.	eighth, to the holders of Class B-8 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

i.	ninth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

16

(ii)
On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

1.
first, from the related Principal Distribution Amount such that each class of Senior Certificates will have at least [80.875]% credit enhancement if the Stepdown Date is reached prior to the Distribution Date in April 2013 or [84.700]% credit enhancement if the Stepdown Date is reached on or after the Distribution Date in April 2013, as follows:

a.	from the Principal Distribution Amount for group 1, to the Class 1A-1A Certificates until their Class Principal Balance is reduced to zero; and

b.
from the Principal Distribution Amount for group 2, on a pro-rata basis to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;

3.	third, from the Principal Distribution Amount for both mortgage loan groups:

a.	first, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

b.	second, to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

c.	third, to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

d.	fourth, to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;

e.	fifth, to the holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount;

f.	sixth, to the holders of the Class B-6 Certificates, the Class B-6 Principal Distribution Amount;

g.	seventh, to the holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount;

h.	eighth, to the holders of the Class B-8 Certificates, the Class B-8 Principal Distribution Amount; and

i.	ninth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

17

Net Monthly Excess Cash
Flow Distributions:	On any Distribution Date, the Net Monthly Excess Cash Flow will be applied as set forth in the following order of priority:

1.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Senior and Subordinate Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

2.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

3.	to pay the holders of the Senior and Subordinate Certificates as part of the Principal Distribution Amount, any overcollateralization increase amount;

4.
to pay the holders of Senior and Subordinate Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on accrued certificate interest otherwise due thereon, to the extent not covered by the eligible servicing compensation on that Distribution Date;

5.
to pay to the holders of the Senior and Subordinate Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

6.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of Basis Risk Shortfalls previously allocated thereto that remain unreimbursed, and then the Subordinate Certificates, in the order of payment priority, the amount of any Basis Risk Shortfalls, remaining unpaid as of that Distribution Date;

7.
to pay to the holders of the Senior and Subordinate Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

8.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Subordinate Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

9.	to the Final Maturity Reserve Fund, the Final Maturity Reserve Fund Addition, if any, for that Distribution Date; and

10.	to pay to the holders of the Class C Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

18

Yield Maintenance
Agreement Account:	Funds deposited into Yield Maintenance Agreement Account on a Distribution Date will include the payments received from the Counterparty for such Distribution Date.

On each Distribution Date, following the distribution of Excess Cashflow, payments made pursuant to the Yield Maintenance Agreement shall be distributed from the Yield Maintenance Agreement Account as follows:

(i) to the Senior Certificates and then to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; an amount equal to any unpaid remaining Basis Risk Shortfalls with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Basis Risk Shortfalls and second, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates.

(ii) to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(iii) to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iv) to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Distribution” in an amount necessary to maintain the applicable Overcollateralization Target Amount.

Senior Basis Risk Cap
Account:
On each Distribution date, following the distribution of Excess Cashflow, and withdrawals from the Senior Basis Risk Reserve Fund, the securities administrator will withdraw from amount in the Senior Basis Risk Cap Account for distribution to the holders of the Certificates in the following order of priority:

(i) to the Senior Certificates, pro rata, any Basis Risk Shortfalls to the extent unpaid; and

(ii) to Class C Certificates, any remaining amounts on deposit in the Senior Basis Risk Cap Account.

Subordinate Basis Risk Cap
Account:
On each Distribution date, following the distribution of Excess Cashflow, and withdrawals from the Subordinate Basis Risk Reserve Fund, the securities administrator will withdraw from amount in the Subordinate Basis Risk Cap Account for distribution to the holders of the Certificates in the following order of priority:

(i) to the Subordinate Certificates, pro rata, any Basis Risk Shortfalls to the extent unpaid; and

(ii) to Class C Certificates, any remaining amounts on deposit in the Subordinate Basis Risk Cap Account.

19

HarborView Mortgage Pass-Through Certificates
Series 2007-2

Preliminary Marketing Materials

$94,041,000 (Approximate)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.
This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.
This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Shakti Radhakishun	(203) 618-2225
Ara Balabanian	(203) 618-2435
Greg McSweeney	(203) 618-2429

Trading
Johan Eveland	(203) 625-6160
Jesse Litvak	(203) 625-6160
Stu Kronick	(203) 618-6160

Analytics
Steve Bisaillon	(203) 618-5654
Jeff Traister	(203) 618-6160

Rating Agency Contacts

Standard & Poor’s
Jeff Watson	(212) 438-1592

Moody’s
Anthony Deshetler	(201) 915-8306

Preliminary Term Sheet	Date Prepared: March [12], 2007

HarborView Mortgage Loan Trust 2007-2

Mortgage Loan Pass-Through Certificates, Series 2007-2

$94,041,000 (Approximate, Subject to +/- 20% Variance)

Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class	Balance ($)(1)	WAL (Yrs) (Call/Mat) (2)	Pymt Window (Mths) (Call/Mat) (2)	Pass-Through Rates	Tranche Type	Assumed Final Distribution Date	Expected Ratings S&P/Moody’s
1A-1A(3)	$332,989,000	Not Marketed Hereby		Floater	Senior	April 2037	[AAA/Aaa]
2A-1A(3)	$534,121,000			Floater	Super Senior	April 2037	[AAA/Aaa]
2A-1B(3)	$222,550,000			Floater	Senior Mezz	April 2037	[AAA/Aaa]
2A-1C(3)	$133,530,000			Floater	Senior Mezz	May 2038	[AAA/Aaa]
B-1 (4)	$22,517,000	6.12 / 6.55	44-102 / 44-147	Floater	Subordinate	April 2037	[AA+/Aa1]
B-2 (4)	$25,828,000	6.12 / 6.45	44-102 / 44-137	Floater	Subordinate	April 2037	[AA/Aa2]
B-3 (4)	$8,609,000	6.11 / 6.33	44-102 / 44-121	Floater	Subordinate	April 2037	[AA-/Aa3]
B-4 (4)	$7,947,000	6.11 / 6.24	44-102 / 44-114	Floater	Subordinate	April 2037	[A+/Aa3]
B-5 (4)	$5,961,000	6.10 / 6.12	44-102 / 44-106	Floater	Subordinate	April 2037	[A/A1]
B-6 (4)	$5,298,000	5.98 / 5.98	44-99/ 44-99	Floater	Subordinate	April 2037	[A-/A2]
B-7 (4)	$10,596,000	5.64 / 5.64	44-91/ 44-91	Floater	Subordinate	April 2037	[BBB-/Baa1]
B-8 (4)	$7,285,000	4.95 / 4.95	44-73 / 44-73	Floater	Subordinate	April 2037	[NR/Baa2]

Total	$1,317,231,000

(1)
Distributions on the Class 1A-1A Certificates will be derived from the Group 1 Mortgage Loans (as described herein). Distributions on the Class 2A-1A, Class 2A-1B and 2A-1C Certificates will be derived from the Group 2 Mortgage Loans (as described herein). Distributions on the Subordinate Certificates will be derived from all the Mortgage Loans (as described herein). Class sizes are subject to final collateral and rating agency approval and are subject to a +/-20% variance.

(2)	The WAL and Payment Windows to Call for the Offered Certificates are shown to the Optional Termination Date (as described herein).

(3)
The Senior Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) 10.00% per annum.

(4)
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will be multiplied by 1.5 after the Optional Termination Date), (ii) the Net WAC Cap and (iii) 10.00% per annum.

1

Depositor:	Greenwich Capital Acceptance, Inc.

Underwriter:	Greenwich Capital Markets, Inc.

Originator:
It is expected that at the end of the Pre-funding Period the originators accounting for more than 10% of the Mortgage Loans will be Paul Financial, LLC. (26.07%), American Home Mortgage Corp. (17.04%), Residential Funding Company, LLC (15.99%) and Kay-Co Investment Inc. d/b/a Pro30 Funding (14.48%). At the end of the Pre-funding Period, it is expected that no other originator will account for more than 10% of the total Mortgage Loans.

Master Servicer:	Wells Fargo Bank, N.A.

Servicers:
It is expected that at the end of the Pre-funding Period the servicers accounting for more than 10% of the Mortgage Loans will be GMAC Mortgage, LLC (66.97%), American Home Mortgage Servicing, Inc. (17.04%) and Residential Funding Company, LLC (15.99%). At the end of the Pre-funding Period, it is expected that no other servicer will account for more than 10% of the total Mortgage Loans. Beginning on or after May 1, 2007, substantially all of the loans initially serviced by GMAC Mortgage, LLC are expected to be serviced by Central Mortgage Company.

Trustee:	Deutsche Bank National Trust Company.

Custodian:	Deutsche Bank National Trust Company., except for with respect to those loans serviced by Residential Funding Company, LLC. for which the custodian will be Wells Fargo Bank, N.A.

Credit Risk Manager:	Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company. (“Clayton”).
Clayton	may not perform all Credit Risk Manager duties for mortgage loans serviced by Residential
Funding Company, LLC.

Insurance Policy
Provider:	Ambac Assurance Corporation (or the “Certificate Insurer”) will issue an insurance policy for the benefit of the Class 2A-1C Certificates.

Additional Disclosure:
For additional disclosure on (a) the Originators and their Underwriting Guidelines, (b) the Master Servicer, (c) the Servicers, (d) the Custodian and Trustee and (e) the Insurance Policy Provider, refer to Exhibit A.

Rating Agencies:	S&P and Moody’s will rate the Offered Certificates. It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:	For each Initial Mortgage Loan, the close of business on March 1, 2007, and for each Subsequent Mortgage Loan, the date as specified in the related subsequent transfer instrument.

Expected Pricing Date:	The week of March [15], 2007.

Closing Date:	March 30, 2007.

Distribution Date:	The 25th day of each month (or if such day is not a business day, the next succeeding business day), commencing in April 2007.

Certificates:
The “Senior Certificates” will consist of the Class 1A-1A Certificates (the “Group 1 Certificates”) and the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates (the “Group 2 Certificates”). The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates. The Subordinate Certificates are collectively referred to herein as the “Offered Certificates”. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the “Certificates”.

2

The trust will also issue the Class C, Class P, Class ES and Class R Certificates, none of which will be publicly offered.

Accrued Interest:	The Certificates will settle flat.

Interest Accrual Period:
The interest accrual period for each Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Registration:	The Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:	It is anticipated that the Certificates will represent ownership of REMIC regular interests.

ERISA Eligibility:
The Certificates are expected to be ERISA eligible, provided the purchase and holding of such certificates are eligible for exemptive relief under an investor-based or statutory exemption. Prospective investors should review with their legal advisors whether the purchase and holding of any of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or other similar laws.

SMMEA Treatment:	The Senior Certificates, the Class B-1, Class B-2 and Class B-3 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination Date:
The terms of the transaction allow for the purchase by the Master Servicer of all the Mortgage Loans and other property of the trust (the “Optional Termination Date”) which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than [10]% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date.

Pricing Prepayment Speed:	25% CPR

Mortgage Loans:
The mortgage loans that are expected to be transferred to the trust on the Closing Date with an aggregate principal balance of approximately $987,674,655 (the “Initial Mortgage Loans”) and the mortgage loans that are expected to be transferred to the trust during the Pre-funding Period with an aggregate principal balance of approximately $336,840,850 (the “Subsequent Mortgage Loans”), consist of adjustable rate, first lien residential mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $1,324,515,506 (the “Mortgage Loans”). The information set forth herein with respect to the mortgage loans, is expected to be representative of the characteristics of the mortgage loans that will be included in the trust. It is not expected that the initial principal balance (or notional balance) of any class of Offered Certificates (as shown on the fourth page) will increase or decrease by more than 20% by the Closing Date. All of the Mortgage Loans are Negative Amortization Loans as defined herein, for a portion of or the entire term of the loan. It is expected that the Mortgage Loans will be substantially similar to the Mortgage Loans shown herein. For more information please see attached collateral descriptions for the Initial Mortgage Loans and Mortgage Loans.

The “Group 1 Mortgage Loans” will consist of conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $360,573,065. The “Group 2 Mortgage Loans” will consist of conforming and non-conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $963,942,441. Substantially all of the Group 1 and Group 2 Mortgage Loans either accrue interest at a mortgage rate which adjusts monthly or semi-annually after an initial fixed rate.

3

Approximately 99.20% of the Mortgage Loans have an initial fixed rate period of approximately 60 months.

For approximately 94.26% of the Mortgage Loans the borrower: (i) has various payment options, including a minimum payment, which may cause negative amortization, generally from month 1 through the earlier of (a) the related first rate reset date and (b) the month the related principal balance is equal to the Negative Amortization Limit (the “Option Period”), (ii) has the option to make an interest only payment (at a fully-indexed interest rate) from the earlier of (a) generally the first rate reset date and (b) the month the loan’s principal balance is equal to the Negative Amortization Limit through month 120 (the “IO Period”) and (iii) is required to make fully amortizing principal and interest payments from month 121 through the final payment date. Substantially all of such loans have a fixed interest rate and a fixed minimum payment for approximately 5 years.

Generally, all of the Mortgage Loans adjust based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”), One Month LIBOR (“One Month LIBOR”) or Six-Month LIBOR (“Six Month LIBOR”).

Negative Amortization Loans:
“Negative Amortization Loans” are mortgage loans for which the minimum monthly payment amount for a term specified in the related mortgage note is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan. If a borrower elects to pay only the minimum monthly payment, the deficient interest amount is added to the unpaid principal balance of such mortgage loan. A borrower may elect to pay only the minimum monthly payment for a term specified in the related mortgage note subject to adjustment under the following conditions: (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (generally 110%, 115% or 120%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to either (a) amortize fully the then unpaid principal balance over the remaining term to maturity or (b) equal the interest only payment for such loan, calculated at the then applicable rate, based on the related Index rate and margin.

Pre-Funding Amount:
On the Closing Date, the Seller will deposit approximately $336,840,850 (the “Pre-funding Amount”), which will consist of approximately $66,580,665 deposited into an account (the “Group 1 Pre-Funding Account”) to purchase subsequent Group 1 Mortgage Loans and approximately $270,260,185 deposited into an account (the “Group 2 Pre-Funding Account”; and together with the Group 1 Pre-Funding Account, the “Pre-Funding Accounts”) to purchase subsequent Group 2 Mortgage Loans. Funds on deposit in the Pre-funding Accounts will be used from time to time to acquire Subsequent Mortgage Loans during the Pre-funding Period.

The “Pre-funding Period” commences on the Closing Date and ends on the earlier of (i) the date on which the amount on deposit in the Pre-funding Account is less than $10,000 and (ii) April [24], 2007. If necessary, a capitalized interest account deposit will be made by the Depositor to cover any interest shortfalls during the Pre-funding Period.

To the extent that the trust does not fully use amounts on deposit in the Pre-funding Accounts to purchase Subsequent Mortgage Loans by the end of the Pre-funding Period, the trust will apply the remaining amounts as a prepayment of principal to the related Certificates on the Distribution Date immediately following the end of the Pre-funding Period. Although no assurance is possible, it is not anticipated that a material amount of principal will be prepaid on the Certificates from amounts in the Pre-funding Accounts.

4

Net Mortgage Rate:
The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the sum of a) the Trust Expense Fee Rate, and b) on or after the 121st Distribution Date, the Final Maturity Reserve Rate.

Net WAC:
The “Net WAC” for any distribution date equals the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related due period, weighted on the basis of their stated principal balances as of the first day of the related due period, provided however, that for the first two distribution dates only, such weighted average of the net loan rates of the mortgage loans shall be multiplied by the quotient of (i) the aggregate of the stated principal balances of the first day of the related due period of the Mortgage Loans having scheduled payments that are included in determining available funds for such distribution date divided by (ii) the sum of (a) the aggregate of the stated principal balances of all of the Mortgage Loans as of the first day of the related due period plus (b) the amount on deposit in the Pre-funding Account immediately prior to such distribution date.

Net WAC Cap:
The “Net WAC Cap” for the Certificates (other than the Class 2A-1C Certificates) and any distribution date will equal the product of (i) the Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the related Accrual Period.

The “Net WAC Cap” for the Class 2A-1C Certificates is equal to (x) the excess, if any, of the Net WAC Cap applicable to the other Certificates over (y) the Insurance Premium Rate for such Distribution Date.

Net Maximum Rate:
The “Net Maximum Rate” with respect to each Mortgage Loan is equal to the maximum mortgage rate less the sum of a) the Trust Expense Fee Rate, and b) on or after the 121st Distribution Date, the Final Maturity Reserve Rate.

Trust Expense Fee Rate:	The sum of the Servicing Fee Rate, Master Servicing Fee Rate, Credit Risk Manager Fee Rate and the LPMI Fee Rate, if any.

Insurer Premium Rate:	The“Insurer Premium Rate” with respect to each Distribution Date is a rate equal to 0.07% per annum.

Servicing Fee Rate:
Each servicer will be paid a monthly fee (a “Servicing Fee”) with respect to each mortgage loan it services. The Servicing Fee will be calculated at a per annum rate (the “Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period. For each Mortgage Loan (other than with respect to approximately $211,831,966 of the mortgage loans which is approximately equal to 15.99% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date), the Servicing Fee Rate will equal 0.375%. With respect to approximately $211,831,966 of the mortgage loans which is approximately equal to 15.99% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date, the Servicing Fee Rate will be 0.4250%.

Master Servicing Fee Rate:	For each Mortgage Loan the Master Servicing Fee Rate will equal [0.0050]%. The Custodian will be paid by the Master Servicer.

Credit Risk Manager Fee Rate:	For each Mortgage Loan the Credit Risk Manager Fee Rate will equal [0.0050]%.

5

Basis Risk Shortfalls:	With respect to any Distribution Date, each class of Certificates will be entitled to the “Basis Risk Shortfalls” for such class which will equal the sum of:

(i) the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date,

(ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii) interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Adjusted Cap Rate:
The “Group 1 Adjusted Cap Rate” for the Class 1A-1A Certificates and for any Distribution Date equals the Net WAC Cap computed by first reducing the related Net WAC by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 1 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 1 Mortgage Loans as of the first day of the related due period.

The “Group 2 Adjusted Cap Rate” for the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and for any Distribution Date equals the related Net WAC Cap computed by first reducing the related Net WAC by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 2 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 2 Mortgage Loans as of the first day of the related due period.

The “Subordinate Adjusted Cap Rate” for the Subordinate Certificates and for any Distribution Date equals the weighted average of the Group 1 Adjusted Cap Rate and the Group 2 Adjusted Cap Rate for such Distribution Date, weighted in each case based on the applicable Subordinate Component for each mortgage loan group.

The “Subordinate Component” for either mortgage loan group and any Distribution Date is the excess, if any, of the aggregate principal balance of the related mortgage loans as of the first day of the related due period plus the amount on deposit in the Pre-Funding Account with respect to the related mortgage loan group over the aggregate certificate principal balance of the Senior Certificates related to such mortgage loan group immediately prior to such Distribution Date.

Deferred Interest:
The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan (“Deferred Interest”).

6

Net Deferred Interest:
The “Net Deferred Interest” for any Distribution Date and mortgage loan group is the excess, if any, of Deferred Interest for the related due period and mortgage loan group over voluntary principal prepayments for the related prepayment period and mortgage loan group.

For any Distribution Date, Net Deferred Interest will be allocated among the Certificates in an amount equal to the excess, if any, for each such class, of (i) the current interest accrued at the applicable pass-through rate for such class, over (ii) the amount of current interest that would have accrued had the Pass-Through Rate for such class equaled the related Adjusted Rate Cap for such class and Distribution Date. The Net Deferred Interest allocable to each class of Certificates will reduce the amount of interest distributable on such class and such Net Deferred Interest will be added to the principal balance of such class of Certificates.

Credit Enhancement:	Series 2007-2 is an “Overcollateralization Series” as defined in the accompanying terms sheet supplement. Credit enhancement consists of the following:

1) Net Monthly Excess Cashflow;
2) Yield Maintenance Agreement;
3) Overcollateralization Amount;
4) Subordination; and
5) Only with respect to the Class 2A-1C Certificates, the Policy issued by the Certificate Insurer.

Policy:
The Certificate Insurer will issue an insurance policy (the “Policy”) for the benefit of the Class 2A-1C Certificates. The Policy will unconditionally and irrevocably guarantee payment of (i) the outstanding Class Principal Balance of the Class 2A-1C Certificates on their final maturity date, (ii) the amount of any realized losses allocated to the Class 2A-1C Certificates and (iii) accrued and unpaid interest calculated at the pass-through rate due on the Class 2A-1C Certificates, subject to certain terms and conditions set forth in the Policy. The Policy will not provide credit enhancement for any class of certificates other than the Class 2A-1C Certificates.

On each Distribution Date, the Trustee will calculate to what extent the funds available to make the distributions of principal and interest are insufficient to distribute the amounts due on the Class 2A-1C Certificates. If an insufficiency exists and it is covered by the Policy, then the Trustee will make a draw on the Policy.

If for any reason the Certificate Insurer does not make the payments required under the Policy, the holders of the Class 2A-1C Certificates will rely on the Mortgage Loans for their distributions of interest and principal, and certificateholders may suffer a loss.

The Policy does not cover Basis Risk Shortfalls or shortfalls in interest collections on the Mortgage Loans that are attributable to prepayment interest shortfalls, deferred interest or the application of the Servicemembers Civil Relief Act.

Yield Maintenance
Agreement:
On the Closing Date, the trust, on behalf of a separate trust, will enter into the “Yield Maintenance Agreement” to make payments based upon the priority of cashflows described within the Yield Maintenance Agreement Account herein. On each Distribution Date, the counterparty to the Yield Maintenance Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to the maximum rate set forth for such Distribution Date over (ii) the strike price for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein, and (b) the lesser of (i) the notional balance for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein and (ii) the outstanding balance of the Certificates, for such Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Yield Maintenance Agreement will terminate after the Distribution Date in June 2016.

7

Senior Basis
Risk Cap Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “Senior Basis Risk Cap Agreement” to make payments in respect of any Basis Risk Shortfalls on the Senior Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Senior Basis Risk Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.000% over (ii) the strike price for such Distribution Date specified on the Senior Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the lesser of (x) the notional balance for such Distribution Date and (y) the aggregate balance of the Senior Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Senior Basis Risk Cap Agreement will terminate following the Distribution Date in December 2011.

Subordinate Basis
Risk Cap Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “Subordinate Basis Risk Cap Agreement” to make payments in respect of any Basis Risk Shortfalls on the Subordinate Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Subordinate Basis Risk Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.000% over (ii) the strike price for such Distribution Date specified on the Subordinate Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the lesser of (x) the notional balance for such Distribution Date and (y) the aggregate balance of the Subordinate Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Subordinate Basis Risk Cap Agreement will terminate following the Distribution Date in December 2011.

Senior Basis Risk
Reserve Fund:
Amounts on deposit in the “Senior Basis Risk Reserve Fund” (along with payments received under the Basis Risk Cap Agreement and a portion of the payments received under the Yield Maintenance Agreement) will be used to pay Basis Risk Shortfalls on the Certificates.

Subordinate Basis Risk
Reserve Fund:
Amounts on deposit in the “Subordinate Basis Risk Reserve Fund” (along with payments received under the Basis Risk Cap Agreement and a portion of the payments received under the Yield Maintenance Agreement) will be used to pay Basis Risk Shortfalls on the Certificates.

Net Monthly
Excess Cashflow:
The “Net Monthly Excess Cashflow” For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class 1A-1A, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and (C) the Principal Remittance Amount.

Overcollateralization
Amount:
The “Overcollateralization Amount” for any Distribution Date is equal to the excess of (i) the sum of (a) the aggregate principal balance of the Mortgage Loans and (b) amounts in the Pre-Funding Account over (ii) the aggregate principal balance of the Certificates, expressed as a percentage of the aggregate Mortgage Loan balance. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.55% of the sum of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date.

8

Interest Remittance
Amount:
For any Distribution Date and any mortgage loan group, the portion of the related Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans in such mortgage loan group.

Final Maturity Reserve
Deposit Amount:
The Final Maturity Reserve Deposit Amount for each Distribution Date is an amount equal to the lesser of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate stated principal balance of all the Mortgage Loans and (y) the Interest Remittance Amount before taking into account any distribution under "Priority of Distributions-Interest Distributions" herein and after the distribution of certain fees and expenses of the trust. No deposit is required if the balance of the Mortgage Loans having 40-year original terms to maturity, on each Distribution Date is less than or equal to the aggregate principal balance set forth in Final Maturity Reserve Schedule for that Distribution Date.

Final Maturity Reserve
Trust:
The Final Maturity Reserve Trust will hold the final maturity reserve account for the benefit of the certificateholders. On each Distribution Date on and after the Distribution Date in April 2017 (the “121st Distribution Date”) period up to the earlier of (i) the final scheduled Distribution Date and (ii) the termination of the trust, if the aggregate stated principal balance of the Mortgage Loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in Final Maturity Reserve Schedule for that Distribution Date (the “Final Maturity Reserve Amount Distribution Date”), the Trustee will deposit into the final maturity reserve account the Final Maturity Reserve Fund Deposit Amount. On the earlier of (i) the final scheduled Distribution Date and (ii) the termination of the trust, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein.

Final Maturity Reserve
Rate:
A per annum rate equal to the product of (i) 1.00% and (ii) a fraction equal to the numerator of which is the Stated Principal Balance of the Mortgage Loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance of the Mortgage Loans.

Overcollateralization
Target Amount:
On any Distribution Date, the “Overcollateralization Target Amount” is equal to:

(i)   prior to the Stepdown Date, [0.55]% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date;

(ii) on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:

(a)  [1.375]% of the current principal balance of the Mortgage Loans prior to the Distribution Date in April 2013 and [1.100]% of the current principal balance of the Mortgage Loans on or after the Distribution Date in April 2013;

(b)  .050% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date (the “OC Floor”); and

(iii) during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous Distribution Date.

9

Stepdown Date:	The earlier to occur of
(i) the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii) the later to occur of
a. the Distribution Date occurring in April 2010; and

b.    the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to (i) prior to the Distribution Date in April 2013, [19.125]% and (ii) on or after the Distribution Date in April 2013, [15.300]%.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the percentage of Mortgage Loans that are delinquent 60 days or more exceeds (a) prior to April 2013 [36.60]% of the current Credit Enhancement Percentage of the Senior Certificates or (b) on or after April 2013 [40.00]% of the current Credit Enhancement Percentage of the Senior Certificates (ii) cumulative realized losses for the related Distribution Date as a percentage of the of the sum of (a) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (b) amounts in the Pre-Funding Accounts as of the Closing Date for the related Distribution Date are greater than:

Distribution Date	Percentage
April 2009 - March 2010	[0.25]% for the first month plus an additional 1/12th of [0.30]% for each month thereafter
April 2010 - March 2011	[0.55]% for the first month plus an additional 1/12th of [0.40]% for each month thereafter
April 2011 - March 2012	[0.95]% for the first month plus an additional 1/12th of [0.45]% for each month thereafter
April 2012 - March 2013	[1.40]% for the first month plus an additional 1/12th of [0.50]% for each month thereafter
April 2013 - March 2014	[1.90]% for the first month plus an additional 1/12th of [0.20]% for each month thereafter
April 2014 and thereafter	[2.10]%

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for any Distribution Date and any class of Certificates is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Certificates subordinate to such class of Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

	Ratings (S/M)	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage before April 2013 or Stepdown Date	Target Credit Enhancement Percentage on or after April 2013 or Stepdown Date
Senior	[AAA/Aaa]	[7.650%]	[19.125%]	[15.300%]
B-1	[AA+/Aa1]	[5.950%]	[14.875%]	[11.900%]
B-2	[AA/Aa2]	[4.000%]	[10.000%]	[8.000%]
B-3	[AA-/Aa3]	[3.350%]	[8.375%]	[6.700%]
B-4	[A+/Aa3]	[2.750%]	[6.875%]	[5.500%]
B-5	[A/A1]	[2.300%]	[5.750%]	[4.600%]
B-6	[A-/A2]	[1.900%]	[4.750%]	[3.800%]
B-7	[BBB-/Baa1]	[1.100%]	[2.750%]	[2.200%]
B-8	[NR/Baa2]	[0.550%]	[1.375%]	[1.100%]

10

Allocation of
Realized Losses:
Any realized losses on the Mortgage Loans will be allocated as follows: first to Net Monthly Excess Cashflow, second to payments received under the Yield Maintenance Agreement, third to overcollateralization, and then to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and then to the Senior Certificates as follows:

1. Any remaining realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1A-1A Certificates, until its class principal balance has been reduced to zero.

2. Any remaining realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will be allocated sequentially, first to the Class 2A-1C Certificates, second to the Class 2A-1B Certificates, and third to the Class 2A-1A Certificates, in that order, until the related class principal balance has been reduced to zero.

Senior Principal
Distribution Amount:
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) the sum of the Principal Distribution Amounts for each mortgage loan group and (b) the excess of the (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [80.750]% and thereafter [84.700]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment period) minus the related OC Floor.

Class B-1 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [85.125]% and thereafter [88.100]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

11

Class B-2 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [90.000]% and thereafter [92.000]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-3 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 and Class B-2 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [91.625]% and thereafter [93.300]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-4 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2 and Class B-3 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [93.125]% and thereafter [94.500]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

12

Class B-5 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [94.250]% and thereafter [95.400]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

13

Class B-6 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [95.250]% and thereafter [96.200]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-7 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [97.250]% and thereafter [97.800]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-8 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to April 2013, [98.625]% and thereafter [98.900]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

14

Priority of
Distributions:
Available funds from the Mortgage Loans will be distributed as follows:

Interest Distributions

1.	on the 121st Distribution Date and on each Distribution Date thereafter, the amount required to be deposited in the Final Maturity Reserve Fund;

2.
from the Interest Remittance Amount for the related mortgage loan group, to the holders of the Class 1A-1A, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, as applicable, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled, provided that if the Interest Remittance Amount for the Group 1 Mortgage Loans is insufficient to pay the Class 1A-1A Certificates the related Monthly Interest Distributable Amount, the Trustee will withdraw such insufficient amount from the Interest Remittance Amount for the Group 2 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, and if the Interest Remittance Amount for the Group 2 Mortgage Loans is insufficient to pay the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates the related Monthly Interest Distributable Amount, the Trustee will withdraw such insufficient amount from the Interest Remittance Amount for the Group 1 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 1A-1A Certificates. In certain circumstances, interest funds will be distributed to the Senior Certificates from the unrelated mortgage loan group to the extent it was not received from the related mortgage loan group;

3.
from the remaining Interest Remittance Amounts for both mortgage loan groups, reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to interest;

4.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;

5.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;

6.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;

7.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;

8.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;

9.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;

10.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount;

11.	from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-8 Certificates, the related Monthly Interest Distributable Amount; and

12.	for application as part of Net Monthly Excess Cashflow for such Distribution Date.

15

Principal Distributions

(i)
On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

1.	first, from the related Principal Distribution Amount as follows:

a.	from the Principal Distribution Amount for group 1, to the Class 1A-1A Certificates until their Class Principal Balance is reduced to zero; and

b.
from the Principal Distribution Amount for group 2, on a pro-rata basis to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;

3.	third, from the Principal Distribution Amount for both mortgage loan groups:

a.	first, to the holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

b.	second, to the holders of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

c.	third, to the holders of the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

d.	fourth, to the holders of the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

e.	fifth, to the holders of the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;

f.	sixth, to the holders of the Class B-6 Certificates, until the Class Principal Balance thereof has been reduced to zero;

g.	seventh, to the holders of Class B-7 Certificates, until the Class Principal Balance thereof has been reduced to zero;

h.	eighth, to the holders of Class B-8 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

i.	ninth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

16

(ii)
On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

1.
first, from the related Principal Distribution Amount such that each class of Senior Certificates will have at least [80.875]% credit enhancement if the Stepdown Date is reached prior to the Distribution Date in April 2013 or [84.700]% credit enhancement if the Stepdown Date is reached on or after the Distribution Date in April 2013, as follows:

a.	from the Principal Distribution Amount for group 1, to the Class 1A-1A Certificates until their Class Principal Balance is reduced to zero; and

b.
from the Principal Distribution Amount for group 2, on a pro-rata basis to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;

3.	third, from the Principal Distribution Amount for both mortgage loan groups:

a.	first, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

b.	second, to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

c.	third, to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

d.	fourth, to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;

e.	fifth, to the holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount;

f.	sixth, to the holders of the Class B-6 Certificates, the Class B-6 Principal Distribution Amount;

g.	seventh, to the holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount;

h.	eighth, to the holders of the Class B-8 Certificates, the Class B-8 Principal Distribution Amount; and

i.	ninth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

17

Net Monthly Excess Cash
Flow Distributions:	On any Distribution Date, the Net Monthly Excess Cash Flow will be applied as set forth in the following order of priority:

1.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Senior and Subordinate Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

2.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

3.	to pay the holders of the Senior and Subordinate Certificates as part of the Principal Distribution Amount, any overcollateralization increase amount;

4.
to pay the holders of Senior and Subordinate Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on accrued certificate interest otherwise due thereon, to the extent not covered by the eligible servicing compensation on that Distribution Date;

5.
to pay to the holders of the Senior and Subordinate Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

6.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of Basis Risk Shortfalls previously allocated thereto that remain unreimbursed, and then the Subordinate Certificates, in the order of payment priority, the amount of any Basis Risk Shortfalls, remaining unpaid as of that Distribution Date;

7.
to pay to the holders of the Senior and Subordinate Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

8.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Subordinate Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

9.	to the Final Maturity Reserve Fund, the Final Maturity Reserve Fund Addition, if any, for that Distribution Date; and

10.	to pay to the holders of the Class C Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

18

Yield Maintenance
Agreement Account:	Funds deposited into Yield Maintenance Agreement Account on a Distribution Date will include the payments received from the Counterparty for such Distribution Date.

On each Distribution Date, following the distribution of Excess Cashflow, payments made pursuant to the Yield Maintenance Agreement shall be distributed from the Yield Maintenance Agreement Account as follows:

(i) to the Senior Certificates and then to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; an amount equal to any unpaid remaining Basis Risk Shortfalls with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Basis Risk Shortfalls and second, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates.

(ii) to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(iii) to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iv) to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Distribution” in an amount necessary to maintain the applicable Overcollateralization Target Amount.

Senior Basis Risk Cap
Account:
On each Distribution date, following the distribution of Excess Cashflow, and withdrawals from the Senior Basis Risk Reserve Fund, the securities administrator will withdraw from amount in the Senior Basis Risk Cap Account for distribution to the holders of the Certificates in the following order of priority:

(i) to the Senior Certificates, pro rata, any Basis Risk Shortfalls to the extent unpaid; and

(ii) to Class C Certificates, any remaining amounts on deposit in the Senior Basis Risk Cap Account.

Subordinate Basis Risk Cap
Account:
On each Distribution date, following the distribution of Excess Cashflow, and withdrawals from the Subordinate Basis Risk Reserve Fund, the securities administrator will withdraw from amount in the Subordinate Basis Risk Cap Account for distribution to the holders of the Certificates in the following order of priority:

(i) to the Subordinate Certificates, pro rata, any Basis Risk Shortfalls to the extent unpaid; and

(ii) to Class C Certificates, any remaining amounts on deposit in the Subordinate Basis Risk Cap Account.

19

HarborView Mortgage Loan Pass-Through Certificates 2007-2

Preliminary Marketing Materials

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or “CPR.” This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the tables.

The percentages and weighted average lives in the tables were determined based on the assumptions listed below.

•	Each Loan Group of Mortgage Loans will have the characteristics set forth in the table below.

•	Distributions on the certificates are received, in cash, on the 25[h] day of each month, commencing in April 2007.

•	The mortgage loans prepay at the related constant percentages of CPR.

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

•	No mortgage loan is purchased by the seller from the trust pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

•
Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in April 2007 and are computed prior to giving effect to any prepayments, which are computed after giving effect to scheduled payments received on the following day, received in the prior month.

•	Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in March 2007 and include 30 days' interest.

•
The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity.

•	Interest accrues on each certificate at the related pass-through rate described under “Description of the Certificates—Interest—Pass-Through Rates” in this prospectus supplement.

•	The initial certificate principal balance of each class of certificates is as set forth on the cover or as described in this prospectus supplement.

•	MTA, 1-Month LIBOR and 6-Month LIBOR are 5.014%, 5.320% and 5.260%, respectively.

•	No optional termination of the trust will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional termination.

•	The certificates are purchased on March 30, 2007.

•	The Insurer Premium Rate related to the Class 2A-1C is 0.07%.

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-1
WAL	9.91	7.65	6.12	5.04	3.89
Mod Durn 30360	7.19	5.94	4.97	4.22	3.38
Principal Window Begin	74	57	44	37	40
Principal Window End	172	130	102	83	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-1
WAL	10.53	8.16	6.55	5.39	4.18
Mod Durn 30360	7.43	6.18	5.20	4.43	3.58
Principal Window Begin	74	57	44	37	40
Principal Window End	237	184	147	120	84

	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-2
WAL	9.90	7.64	6.12	5.04	3.84
Mod Durn 30360	7.18	5.92	4.96	4.21	3.34
Principal Window Begin	74	57	44	37	38
Principal Window End	172	130	102	83	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-2
WAL	10.39	8.04	6.45	5.31	4.08
Mod Durn 30360	7.37	6.12	5.15	4.38	3.51
Principal Window Begin	74	57	44	37	38
Principal Window End	223	172	137	112	78

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-3
WAL	9.89	7.64	6.11	5.03	3.80
Mod Durn 30360	7.16	5.92	4.95	4.21	3.31
Principal Window Begin	73	57	44	37	38
Principal Window End	172	130	102	83	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-3
WAL	10.21	7.90	6.33	5.21	4.02
Mod Durn 30360	7.29	6.05	5.08	4.32	3.46
Principal Window Begin	73	57	44	37	38
Principal Window End	200	153	121	98	73

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-4
WAL	9.89	7.63	6.11	5.03	3.80
Mod Durn 30360	7.10	5.87	4.93	4.19	3.29
Principal Window Begin	73	57	44	37	38
Principal Window End	172	130	102	83	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-4
WAL	10.07	7.78	6.24	5.13	3.97
Mod Durn 30360	7.18	5.95	5.00	4.25	3.41
Principal Window Begin	73	57	44	37	38
Principal Window End	190	145	114	92	70

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-5
WAL	9.87	7.61	6.10	5.02	3.80
Mod Durn 30360	7.07	5.85	4.90	4.17	3.29
Principal Window Begin	73	57	44	37	38
Principal Window End	172	130	102	83	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-5
WAL	9.90	7.64	6.12	5.03	3.90
Mod Durn 30360	7.08	5.86	4.92	4.18	3.36
Principal Window Begin	73	57	44	37	38
Principal Window End	178	135	106	86	65

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-6
WAL	9.69	7.47	5.98	4.92	3.77
Mod Durn 30360	6.81	5.65	4.75	4.04	3.22
Principal Window Begin	73	57	44	37	37
Principal Window End	167	126	99	80	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-6
WAL	9.69	7.47	5.98	4.92	3.79
Mod Durn 30360	6.81	5.65	4.75	4.04	3.24
Principal Window Begin	73	57	44	37	37
Principal Window End	167	126	99	80	61

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-7
WAL	9.14	7.02	5.64	4.77	3.58
Mod Durn 30360	6.02	5.03	4.25	3.69	2.91
Principal Window Begin	73	57	44	37	37
Principal Window End	155	117	91	73	57

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-7
WAL	9.14	7.02	5.64	4.77	3.58
Mod Durn 30360	6.02	5.03	4.25	3.69	2.91
Principal Window Begin	73	57	44	37	37
Principal Window End	155	117	91	73	57

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-8
WAL	7.47	5.97	4.95	4.00	3.14
Mod Durn 30360	5.16	4.39	3.76	3.13	2.55
Principal Window Begin	73	57	44	37	37
Principal Window End	119	87	73	63	44

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-8
WAL	7.47	5.97	4.95	4.00	3.14
Mod Durn 30360	5.16	4.39	3.76	3.13	2.55
Principal Window Begin	73	57	44	37	37
Principal Window End	119	87	73	63	44

Excess Spread

Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	FWD 1 Year MTA (%))	Excess Spread Under STATIC LIBOR /MTA/COFI (%)(3,4,5)	Excess Spread Under FORWARD LIBOR /MTA/COFI (%) (1,2,3,5)	Period	FWD 1 Month LIBOR* (%)	FWD 6 Month LIBOR (%)	FWD 1 Year MTA (%)	Excess Spread Under STATIC LIBOR /MTA/COFI (%)(1,3,4,5)	Excess Spread Under FORWARD LIBOR /MTA/COFI (%) (2,3,5)
1	5.32	5.26	5.014	N/A	N/A	53	4.89	4.96	4.43	1.57	2.00
2	5.32	5.23	5.02	1.75	1.75	54	4.90	4.97	4.43	1.57	1.99
3	5.31	5.16	5.01	1.57	1.58	55	4.91	4.97	4.43	1.75	2.14
4	5.21	5.08	5.00	1.75	1.86	56	4.92	4.98	4.44	1.56	1.94
5	5.14	5.01	4.97	1.57	1.75	57	4.92	4.98	4.44	1.79	2.08
6	5.07	4.94	4.92	1.57	1.83	58	4.93	4.99	4.45	1.68	1.84
7	4.99	4.89	4.89	1.75	2.08	59	4.93	4.99	4.45	1.73	1.79
8	4.91	4.85	4.86	1.57	1.99	60	4.93	4.99	4.46	2.10	2.08
9	4.83	4.82	4.82	1.75	2.24	61	4.93	5.00	4.46	1.74	1.74
10	4.78	4.80	4.77	1.57	2.12	62	4.94	5.00	4.47	1.93	1.91
11	4.75	4.79	4.72	1.57	2.15	63	4.94	5.01	4.47	1.75	1.75
12	4.76	4.77	4.65	1.93	2.47	64	4.95	5.02	4.48	2.51	2.29
13	4.77	4.76	4.58	1.57	2.13	65	4.95	5.02	4.49	2.34	2.14
14	4.74	4.74	4.53	1.75	2.33	66	4.96	5.03	4.49	2.33	2.14
15	4.72	4.72	4.47	1.57	2.18	67	4.97	5.03	4.50	2.49	2.29
16	4.70	4.70	4.41	1.75	2.36	68	4.97	5.04	4.51	2.33	2.14
17	4.68	4.69	4.36	1.57	2.22	69	4.98	5.05	4.52	2.49	2.30
18	4.66	4.68	4.32	1.57	2.24	70	4.98	5.05	4.52	2.32	2.15
19	4.65	4.67	4.28	1.75	2.41	71	4.99	5.06	4.53	2.31	2.15
20	4.64	4.66	4.25	1.57	2.26	72	5.00	5.07	4.54	2.80	2.63
21	4.63	4.66	4.23	1.75	2.43	73	5.00	5.07	4.54	2.31	2.15
22	4.62	4.66	4.21	1.56	2.28	74	5.01	5.08	4.55	2.49	2.33
23	4.61	4.67	4.21	1.56	2.29	75	5.02	5.08	4.55	2.33	2.18
24	4.61	4.67	4.21	2.12	2.77	76	5.02	5.09	4.56	2.49	2.34
25	4.61	4.68	4.22	1.56	2.29	77	5.03	5.10	4.56	2.32	2.18
26	4.62	4.69	4.23	1.75	2.44	78	5.03	5.10	4.57	2.32	2.19
27	4.63	4.71	4.24	1.56	2.27	79	5.04	5.11	4.57	2.47	2.34
28	4.64	4.72	4.26	1.75	2.42	80	5.05	5.11	4.57	2.41	2.28
29	4.66	4.72	4.28	1.56	2.24	81	5.05	5.12	4.57	2.57	2.44
30	4.67	4.73	4.31	1.56	2.22	82	5.05	5.12	4.58	2.41	2.29
31	4.68	4.74	4.33	1.75	2.38	83	5.06	5.12	4.58	2.40	2.29
32	4.68	4.74	4.35	1.56	2.21	84	5.06	5.13	4.58	2.89	2.76
33	4.69	4.75	4.36	1.74	2.37	85	5.07	5.13	4.58	2.39	2.27
34	4.70	4.76	4.38	1.56	2.19	86	5.07	5.14	4.59	2.55	2.43
35	4.70	4.77	4.39	1.56	2.19	87	5.08	5.14	4.59	2.38	2.27
36	4.70	4.79	4.40	2.11	2.68	88	5.08	5.15	4.59	2.54	2.43
37	4.71	4.80	4.40	1.56	2.18	89	5.09	5.15	4.60	2.38	2.27
38	4.73	4.82	4.41	1.74	2.32	90	5.09	5.16	4.60	2.38	2.28
39	4.75	4.84	4.41	1.56	2.14	91	5.10	5.17	4.60	2.54	2.43
40	4.77	4.85	4.41	1.74	2.28	92	5.10	5.17	4.61	2.38	2.28
41	4.78	4.86	4.41	1.56	2.11	93	5.11	5.18	4.61	2.54	2.43
42	4.80	4.87	4.41	1.56	2.09	94	5.11	5.18	4.61	2.54	2.45
43	4.81	4.88	4.41	1.74	2.24	95	5.12	5.19	4.62	2.54	2.45
44	4.82	4.89	4.41	1.78	2.29	96	5.12	5.19	4.62	3.01	2.92
45	4.83	4.89	4.41	2.09	2.57	97	5.13	5.20	4.62	2.54	2.45
46	4.84	4.90	4.41	1.91	2.40	98	5.13	5.20	4.63	2.69	2.60
47	4.84	4.90	4.41	1.91	2.40	99	5.14	5.21	4.63	2.53	2.45
48	4.84	4.91	4.41	2.38	2.82	100	5.14	5.21	4.63	2.69	2.61
49	4.84	4.92	4.42	1.56	2.04	101	5.15	5.22	4.63	2.53	2.45
50	4.86	4.94	4.42	1.74	2.19	102	5.15	5.22	4.64	2.53	2.45
51	4.87	4.95	4.42	1.56	2.02	103	5.16	5.23	4.64	N/A	N/A
52	4.88	4.96	4.42	1.75	2.18
(1)
The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at the pricing speed of 25% CPR to the Clean-up Call Date (30/360 basis).

(2)	There is a 30 day look back period on the collateral.
(3)
Calculated as (a) interest collections on the collateral (net of the trust expense fees), less total interest on the Certificates divided by (b) collateral balance as of the beginning period, multiplied by 12.

(4)	Assumes 1 month LIBOR stays at 5.320% , 6 month LIBOR stays at 5.260% and 1 month MTA stays at 5.014%.
(5)	Assumes proceeds from the Yield Maintenance Agreement are included.

*Available Funds Schedule

Period	Available Funds Cap	Period	Available Funds Cap	Period	Available Funds Cap
1	N/A	41	10.00	81	10.00
2	10.00	42	10.00	82	10.00
3	10.00	43	10.00	83	10.00
4	10.00	44	10.00	84	10.00
5	10.00	45	10.00	85	10.00
6	10.00	46	10.00	86	10.00
7	10.00	47	10.00	87	10.00
8	10.00	48	10.00	88	10.00
9	10.00	49	10.00	89	10.00
10	10.00	50	10.00	90	10.00
11	10.00	51	10.00	91	10.00
12	10.00	52	10.00	92	10.00
13	10.00	53	10.00	93	10.00
14	10.00	54	10.00	94	10.00
15	10.00	55	10.00	95	10.00
16	10.00	56	10.00	96	10.00
17	10.00	57	10.00	97	10.00
18	10.00	58	10.00	98	10.00
19	10.00	59	10.00	99	10.00
20	10.00	60	10.00	100	10.00
21	10.00	61	10.00	101	10.00
22	10.00	62	10.00	102	10.00
23	10.00	63	10.00
24	10.00	64	10.00
25	10.00	65	10.00
26	10.00	66	10.00
27	10.00	67	10.00
28	10.00	68	10.00
29	10.00	69	10.00
30	10.00	70	10.00
31	10.00	71	10.00
32	10.00	72	10.00
33	10.00	73	10.00
34	10.00	74	10.00
35	10.00	75	10.00
36	10.00	76	10.00
37	10.00	77	10.00
38	10.00	78	10.00
39	10.00	79	10.00
40	10.00	80	10.00

* MTA, 1 Month LIBOR and 6 Month LIBOR increase by 20% in the second period. There is a 30 day lookback period on the collateral.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-1 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	100	100	100
March 25, 2011	100	100	90	69	37
March 25, 2012	100	94	68	48	22
March 25, 2013	100	75	51	34	13
March 25, 2014	73	48	31	19	0
March 25, 2015	62	38	23	13	0
March 25, 2016	53	31	17	9	0
March 25, 2017	45	24	13	0	0
March 25, 2018	37	19	9	0	0
March 25, 2019	31	15	2	0	0
March 25, 2020	26	12	0	0	0
March 25, 2021	21	9	0	0	0
March 25, 2022	17	2	0	0	0
March 25, 2023	14	0	0	0	0
March 25, 2024	12	0	0	0	0
March 25, 2025	9	0	0	0	0
March 25, 2026	5	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.53	8.16	6.55	5.39	4.18
Years to Optional Termination	9.91	7.65	6.12	5.04	3.89
(1)  Rounded to the nearest whole percentage.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-2 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	100	100	100
March 25, 2011	100	100	90	69	37
March 25, 2012	100	94	68	48	22
March 25, 2013	100	75	51	34	13
March 25, 2014	73	48	31	19	0
March 25, 2015	62	38	23	13	0
March 25, 2016	53	31	17	3	0
March 25, 2017	45	24	13	0	0
March 25, 2018	37	19	3	0	0
March 25, 2019	31	15	0	0	0
March 25, 2020	26	10	0	0	0
March 25, 2021	21	2	0	0	0
March 25, 2022	17	0	0	0	0
March 25, 2023	14	0	0	0	0
March 25, 2024	10	0	0	0	0
March 25, 2025	3	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.39	8.04	6.45	5.31	4.08
Years to Optional Termination	9.90	7.64	6.12	5.04	3.84
(1)  Rounded to the nearest whole percentage.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-3 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	100	100	100
March 25, 2011	100	100	90	69	37
March 25, 2012	100	94	68	48	22
March 25, 2013	100	75	51	34	6
March 25, 2014	73	48	31	19	0
March 25, 2015	62	38	23	4	0
March 25, 2016	53	31	17	0	0
March 25, 2017	45	24	2	0	0
March 25, 2018	37	19	0	0	0
March 25, 2019	31	15	0	0	0
March 25, 2020	26	0	0	0	0
March 25, 2021	21	0	0	0	0
March 25, 2022	17	0	0	0	0
March 25, 2023	11	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.21	7.90	6.33	5.21	4.02
Years to Optional Termination	9.89	7.64	6.11	5.03	3.80
(1)  Rounded to the nearest whole percentage.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-4 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	100	100	100
March 25, 2011	100	100	90	69	37
March 25, 2012	100	94	68	48	22
March 25, 2013	100	75	51	34	0
March 25, 2014	73	48	31	19	0
March 25, 2015	62	38	23	0	0
March 25, 2016	53	31	13	0	0
March 25, 2017	45	24	0	0	0
March 25, 2018	37	19	0	0	0
March 25, 2019	31	*	0	0	0
March 25, 2020	26	0	0	0	0
March 25, 2021	21	0	0	0	0
March 25, 2022	14	0	0	0	0
March 25, 2023	0	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.07	7.78	6.24	5.13	3.97
Years to Optional Termination	9.89	7.63	6.11	5.03	3.80
(1)  Rounded to the nearest whole percentage.

*Balance is greater than zero but less than 0.5%

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-5 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	100	100	100
March 25, 2011	100	100	90	69	37
March 25, 2012	100	94	68	48	22
March 25, 2013	100	75	51	34	0
March 25, 2014	73	48	31	4	0
March 25, 2015	62	38	23	0	0
March 25, 2016	53	31	0	0	0
March 25, 2017	45	24	0	0	0
March 25, 2018	37	6	0	0	0
March 25, 2019	31	0	0	0	0
March 25, 2020	26	0	0	0	0
March 25, 2021	18	0	0	0	0
March 25, 2022	0	0	0	0	0
March 25, 2023	0	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	9.90	7.64	6.12	5.03	3.90
Years to Optional Termination	9.87	7.61	6.10	5.02	3.80
(1)  Rounded to the nearest whole percentage.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-6 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	100	100	100
March 25, 2011	100	100	90	69	37
March 25, 2012	100	94	68	48	4
March 25, 2013	100	75	51	34	0
March 25, 2014	73	48	31	0	0
March 25, 2015	62	38	7	0	0
March 25, 2016	53	31	0	0	0
March 25, 2017	45	15	0	0	0
March 25, 2018	37	0	0	0	0
March 25, 2019	31	0	0	0	0
March 25, 2020	22	0	0	0	0
March 25, 2021	0	0	0	0	0
March 25, 2022	0	0	0	0	0
March 25, 2023	0	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	9.69	7.47	5.98	4.92	3.79
Years to Optional Termination	9.69	7.47	5.98	4.92	3.77
(1)  Rounded to the nearest whole percentage.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-7 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	100	100	100
March 25, 2011	100	100	90	69	26
March 25, 2012	100	94	68	48	0
March 25, 2013	100	75	51	18	0
March 25, 2014	73	48	10	0	0
March 25, 2015	62	29	0	0	0
March 25, 2016	53	10	0	0	0
March 25, 2017	44	0	0	0	0
March 25, 2018	26	0	0	0	0
March 25, 2019	11	0	0	0	0
March 25, 2020	0	0	0	0	0
March 25, 2021	0	0	0	0	0
March 25, 2022	0	0	0	0	0
March 25, 2023	0	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	9.14	7.02	5.64	4.77	3.58
Years to Optional Termination	9.14	7.02	5.64	4.77	3.58
(1)  Rounded to the nearest whole percentage.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-8 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	100	100	100
March 25, 2011	100	100	90	47	0
March 25, 2012	100	94	45	6	0
March 25, 2013	100	59	11	0	0
March 25, 2014	56	5	0	0	0
March 25, 2015	34	0	0	0	0
March 25, 2016	15	0	0	0	0
March 25, 2017	0	0	0	0	0
March 25, 2018	0	0	0	0	0
March 25, 2019	0	0	0	0	0
March 25, 2020	0	0	0	0	0
March 25, 2021	0	0	0	0	0
March 25, 2022	0	0	0	0	0
March 25, 2023	0	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	7.47	5.97	4.95	4.00	3.14
Years to Optional Termination	7.47	5.97	4.95	4.00	3.14
(1)  Rounded to the nearest whole percentage.

Assumed Mortgage Loans

Assumed Mortgage Loan Number	Loan Group	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Initial Rate Period (months)	Second Rate Period (months)	Subsequent Rate Adjustment Frequency (Months)	Fixed or NegAm Period Minimum Payment Adjustment Frequency (Months)	Subsequent Minimum Payment Adjustment Frequency (Months)	Recast Period (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Current Principal and Interest Payment ($)	Prefunding Flag
1	1	333,000.00	7.5000	0.38500	6 Month Libor	120	6	6	120	6	60	2.75000	12.50000	2.75000	360	358	N/A	115	1,230.84	N
2	1	300,425.00	6.5000	0.38500	6 Month Libor	120	6	6	120	6	60	2.75000	11.50000	2.75000	360	357	N/A	115	964.92	N
3	1	126,800.00	8.2500	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	358	7.5	115	468.68	N
4	1	109,248.88	8.1250	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	356	7.5	115	487.73	N
5	1	653,821.73	7.7418	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	357	7.5	115	2,585.85	N
6	1	263,332.41	7.1250	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	353	7.5	115	1,047.50	N
7	1	410,257.64	7.6250	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	355	7.5	115	1,720.05	N
8	1	124,317.68	8.1250	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	356	7.5	115	555.01	N
9	1	534,600.43	8.5045	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	354	7.5	115	2,427.36	N
10	1	323,916.27	8.3750	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	355	7.5	115	1,629.87	N
11	1	1,369,189.24	7.8380	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	356	7.5	115	5,615.78	N
12	1	208,596.19	7.8750	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	357	7.5	115	768.81	N
13	1	729,910.00	7.6079	0.38500	MTA	60	1	1	60	12	60	3.25000	12.60787	3.25000	360	358	7.5	120	3,083.24	N
14	1	650,000.00	7.8298	0.38500	MTA	60	1	1	60	12	60	3.25000	12.82981	3.25000	360	358	7.5	120	2,318.56	N
15	1	2,441,531.64	7.8523	0.38500	MTA	60	1	1	60	12	60	3.25000	12.85232	3.25000	360	358	7.5	120	9,511.63	N
16	1	628,672.52	7.2555	0.38500	MTA	60	1	1	60	12	60	3.25000	12.25550	3.25000	360	357	7.5	120	2,416.03	N
17	1	360,000.00	8.2500	0.38500	MTA	60	1	1	12	12	60	3.25000	13.25000	3.25000	360	357	7.5	120	1,671.88	N
18	1	261,636.81	7.6250	0.38500	MTA	60	1	1	60	12	60	3.25000	12.62500	3.25000	360	356	7.5	120	836.27	N
19	1	5,171,411.26	7.9738	0.38500	MTA	60	1	1	60	12	60	3.25000	12.97383	3.25000	360	357	7.5	120	19,532.25	N
20	1	735,500.00	7.5977	0.38500	MTA	60	1	1	60	12	60	3.25000	12.59772	3.25000	480	478	7.5	120	2,628.76	N
21	1	320,000.00	8.1250	0.38500	MTA	60	1	1	60	12	60	3.25000	13.12500	3.25000	480	478	7.5	120	969.05	N
22	1	415,000.00	7.6250	0.38500	MTA	60	1	1	12	12	60	3.25000	12.62500	3.25000	480	478	7.5	120	1,049.36	N
23	1	4,665,730.00	7.9071	0.38500	MTA	60	1	1	60	12	60	3.25000	12.90714	3.25000	480	478	7.5	120	14,685.49	N
24	1	320,990.86	6.7500	0.38500	MTA	60	1	1	60	12	60	3.25000	11.75000	3.25000	480	477	7.5	120	1,044.28	N
25	1	212,632.33	7.7500	0.38500	MTA	60	1	1	60	12	60	3.25000	12.75000	3.25000	480	477	7.5	120	845.81	N
26	1	305,137.74	8.1250	0.38500	MTA	60	1	1	60	12	60	3.25000	13.12500	3.25000	480	477	7.5	120	1,243.01	N
27	1	366,510.40	8.0000	0.38500	MTA	60	1	1	60	12	60	3.25000	13.00000	3.25000	480	476	7.5	120	922.93	N
28	1	8,639,170.40	7.9951	0.38500	MTA	60	1	1	60	12	60	3.25000	12.99508	3.25000	480	477	7.5	120	28,278.24	N
29	1	921,112.09	8.0417	1.30578	MTA	60	1	1	60	1	60	4.31649	12.95000	4.31649	360	358	N/A	115	3,543.07	N
30	1	564,000.00	7.7509	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	358	7.5	115	2,310.22	N
31	1	3,578,864.22	7.0273	0.43386	MTA	60	1	1	60	1	60	3.34980	12.95000	3.34980	360	358	N/A	120	12,075.03	N
32	1	525,478.23	7.9637	1.30920	MTA	60	1	1	60	1	60	4.37905	12.95000	4.37905	360	358	N/A	115	2,040.21	N
33	1	1,772,428.78	7.4340	0.45654	MTA	60	1	1	60	1	60	3.40268	12.95000	3.40268	360	358	N/A	120	6,020.80	N
34	1	335,435.66	7.5825	0.38500	MTA	1	1	1	60	12	60	2.65000	10.35000	2.65000	360	358	7.5	110	1,439.34	N
35	1	356,296.80	9.1250	1.15500	MTA	60	1	1	60	1	60	4.50000	12.95000	4.50000	360	358	N/A	115	1,402.68	N
36	1	5,236,882.17	7.4057	0.42345	MTA	60	1	1	60	1	60	3.29569	12.95000	3.29569	360	358	N/A	120	17,510.03	N
37	1	506,429.00	8.8576	0.38500	MTA	1	1	1	60	12	60	3.92508	10.67492	3.92508	360	358	7.5	110	2,334.00	N
38	1	350,838.83	6.8750	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	358	N/A	110	1,166.38	N
39	1	600,411.47	8.7891	1.17784	MTA	60	1	1	60	1	60	4.19545	12.95000	4.19545	360	358	N/A	115	2,270.62	N
40	1	858,400.00	8.0574	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	358	7.5	115	3,539.85	N
41	1	8,626,067.87	7.6083	0.46423	MTA	60	1	1	60	1	60	3.39492	12.95000	3.39492	360	358	N/A	120	29,261.83	N
42	1	832,696.63	7.1007	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	357	N/A	110	2,769.32	N
43	1	693,333.59	7.2314	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	352	7.5	115	2,539.29	N
44	1	266,598.29	7.8750	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	353	7.5	115	1,043.12	N
45	1	133,702.68	8.3750	1.32500	MTA	60	1	1	60	1	60	4.12500	12.95000	4.12500	360	354	N/A	115	494.59	N
46	1	312,082.80	8.2966	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	354	7.5	115	1,475.11	N
47	1	251,781.92	7.8750	0.85500	MTA	60	1	1	60	1	60	4.00000	12.95000	4.00000	360	355	N/A	115	919.98	N
48	1	1,129,440.55	8.0428	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	115	4,802.98	N
49	1	1,443,442.09	8.0656	1.23595	MTA	60	1	1	60	1	60	4.32234	12.95000	4.32234	360	356	N/A	115	5,532.52	N

1

Assumed Mortgage Loan Number	Loan Group	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Initial Rate Period (months)	Second Rate Period (months)	Subsequent Rate Adjustment Frequency (Months)	Fixed or NegAm Period Minimum Payment Adjustment Frequency (Months)	Subsequent Minimum Payment Adjustment Frequency (Months)	Recast Period (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Current Principal and Interest Payment ($)	Prefunding Flag
50	1	3,608,794.50	7.8001	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	14,579.45	N
51	1	1,434,665.56	8.0708	1.41280	MTA	60	1	1	60	1	60	4.12932	12.95000	4.12932	360	357	N/A	115	5,369.25	N
52	1	3,592,408.20	8.0546	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	3.46687	360	357	7.5	115	15,132.90	N
53	1	232,117.81	7.6250	0.38500	MTA	60	1	1	60	1	60	3.37500	12.95000	3.37500	360	352	N/A	120	773.27	N
54	1	477,206.16	7.4417	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	354	N/A	120	1,569.61	N
55	1	214,318.27	7.2500	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	355	N/A	120	706.49	N
56	1	5,590,223.81	7.3763	0.59027	MTA	60	1	1	60	1	60	3.53770	12.95000	3.53770	360	356	N/A	120	19,194.96	N
57	1	409,450.21	8.1250	0.38500	MTA	60	1	1	60	12	60	3.25000	9.95000	3.25000	360	356	7.5	120	2,762.50	N
58	1	3,751,060.24	7.2281	0.43845	MTA	60	1	1	60	1	60	3.37427	12.63153	3.37427	360	357	N/A	120	13,792.16	N
59	1	386,965.00	6.7500	0.38500	MTA	60	1	1	60	12	60	2.25000	12.50000	2.25000	360	356	7.5	110	1,206.25	N
60	1	621,449.96	6.7272	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	352	7.5	115	2,296.53	N
61	1	743,274.17	7.7804	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	354	7.5	115	2,716.71	N
62	1	1,803,874.24	7.8250	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	115	6,775.66	N
63	1	384,920.52	8.7500	1.54500	MTA	60	1	1	60	1	60	4.37500	12.95000	4.37500	360	356	N/A	115	1,480.77	N
64	1	1,636,929.56	7.6988	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	6,647.62	N
65	1	625,692.93	7.8750	0.96302	MTA	60	1	1	60	1	60	4.06430	12.95000	4.06430	360	357	N/A	115	2,319.71	N
66	1	1,461,187.54	7.7048	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.46850	360	357	7.5	115	5,921.70	N
67	1	4,335,831.68	7.4250	0.41876	MTA	60	1	1	60	1	60	3.35134	12.95000	3.35134	360	356	N/A	120	14,554.57	N
68	1	905,606.63	8.0375	0.38500	MTA	60	1	1	60	12	60	3.25000	12.24981	3.25000	360	356	7.5	120	6,034.90	N
69	1	4,100,167.73	7.3897	0.38500	MTA	60	1	1	60	1	60	3.26258	12.64411	3.26258	360	357	N/A	120	15,110.70	N
70	1	475,933.79	7.7500	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	355	N/A	110	1,566.28	N
71	1	302,824.51	7.7500	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	356	N/A	110	999.76	N
72	1	197,897.39	8.3750	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	110	776.19	N
73	1	427,665.52	7.7500	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	357	N/A	110	1,416.32	N
74	1	293,034.97	7.8750	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	352	7.5	115	1,064.50	N
75	1	871,470.60	7.6514	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	115	3,848.05	N
76	1	848,817.73	7.3982	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	3,407.36	N
77	1	340,517.72	8.0000	1.20500	MTA	60	1	1	60	1	60	4.00000	12.95000	4.00000	360	357	N/A	115	1,251.16	N
78	1	191,638.99	7.5000	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	115	806.32	N
79	1	1,192,649.16	7.7314	0.38500	MTA	60	1	1	60	1	60	3.28558	12.95000	3.28558	360	355	N/A	120	3,949.48	N
80	1	4,115,802.44	7.7043	0.41496	MTA	60	1	1	60	1	60	3.37834	12.95000	3.37834	360	356	N/A	120	13,877.29	N
81	1	5,916,904.94	7.7964	0.53772	MTA	60	1	1	60	1	60	3.51595	12.95000	3.51595	360	357	N/A	120	20,306.56	N
82	1	402,509.66	8.8750	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	354	7.5	110	1,680.05	N
83	1	1,159,508.97	7.8699	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	356	N/A	110	3,832.39	N
84	1	1,047,930.00	7.2058	0.38500	MTA	60	1	1	60	12	60	2.25000	12.50000	2.25000	360	356	7.5	110	3,669.69	N
85	1	1,022,408.99	7.3300	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	357	N/A	110	3,392.50	N
86	1	657,000.00	7.1769	0.38500	MTA	60	1	1	60	12	60	2.75000	12.50000	2.75000	360	357	7.5	110	2,286.88	N
87	1	740,980.50	8.2089	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	353	7.5	115	2,713.38	N
88	1	3,525,635.26	8.2810	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	354	7.5	115	13,637.37	N
89	1	335,801.62	8.5000	1.06500	MTA	60	1	1	60	1	60	4.00000	12.95000	4.00000	360	355	N/A	115	1,228.62	N
90	1	7,173,226.12	7.9656	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	115	28,931.09	N
91	1	1,018,677.68	8.8106	1.17764	MTA	60	1	1	60	1	60	4.20471	12.95000	4.20471	360	356	N/A	115	3,830.16	N
92	1	9,140,612.69	7.8483	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	38,061.60	N
93	1	908,793.52	8.4260	1.48567	MTA	60	1	1	60	1	60	4.28237	12.95000	4.28237	360	357	N/A	115	3,469.70	N
94	1	7,391,229.73	7.8129	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.62867	360	357	7.5	115	30,114.74	N
95	1	304,567.61	7.0000	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	352	N/A	120	999.76	N
96	1	362,324.26	8.0000	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	353	N/A	120	1,199.71	N
97	1	263,282.50	7.7500	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	354	N/A	120	866.45	N
98	1	2,354,478.58	7.8754	0.38500	MTA	60	1	1	60	1	60	3.26981	12.95000	3.26981	360	355	N/A	120	7,789.48	N
99	1	10,610,095.48	7.7920	0.45369	MTA	60	1	1	60	1	60	3.40777	12.95000	3.40777	360	356	N/A	120	35,728.79	N

2

Assumed Mortgage Loan Number	Loan Group	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Initial Rate Period (months)	Second Rate Period (months)	Subsequent Rate Adjustment Frequency (Months)	Fixed or NegAm Period Minimum Payment Adjustment Frequency (Months)	Subsequent Minimum Payment Adjustment Frequency (Months)	Recast Period (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Current Principal and Interest Payment ($)	Prefunding Flag
100	1	257,525.95	8.0000	0.38500	MTA	60	1	1	60	12	60	3.25000	8.00000	3.25000	360	356	7.5	120	1,706.67	N
101	1	10,485,863.44	7.6693	0.41473	MTA	60	1	1	60	1	60	3.33833	12.95000	3.33833	360	357	N/A	120	35,213.11	N
102	1	363,000.00	7.5000	0.38500	MTA	60	1	1	60	1	60	3.25000	9.95000	3.25000	480	478	N/A	120	2,268.75	N
103	1	810,400.00	7.6907	0.38500	MTA	60	1	1	60	1	60	3.25000	9.95000	3.25000	480	478	N/A	120	5,193.75	N
104	1	334,688.99	8.8825	0.38500	MTA	1	1	1	60	12	60	3.95000	10.75000	3.95000	480	478	7.5	110	1,322.99	N
105	1	160,498.81	7.3750	0.38500	MTA	60	1	1	60	1	60	3.25000	9.95000	3.25000	480	477	N/A	115	983.33	N
106	1	252,265.39	7.2500	0.38500	MTA	60	1	1	60	12	60	3.25000	9.95000	3.25000	480	476	7.5	120	1,513.44	N
107	1	349,121.17	7.5000	0.38500	MTA	60	1	1	60	12	60	3.25000	9.95000	3.25000	480	477	7.5	120	2,175.00	N
108	1	308,618.81	8.0000	0.38500	MTA	60	1	1	60	1	60	3.25000	9.95000	3.25000	480	477	N/A	120	2,050.00	N
109	1	201,451.36	7.3750	0.38500	MTA	60	1	1	60	12	60	3.25000	9.95000	3.25000	480	476	7.5	120	1,229.17	N
110	1	1,480,162.83	7.8750	0.38500	MTA	60	1	1	60	12	60	3.25000	9.73813	3.25000	480	477	7.5	120	9,679.36	N
111	1	1,491,500.00	7.6200	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.62004	2.25000	360	359	N/A	115	5,742.32	N
112	1	416,000.00	7.6250	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.62500	2.25000	360	359	N/A	115	1,603.33	N
113	1	382,000.00	7.4405	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.44045	2.25000	360	359	N/A	115	1,413.54	N
114	1	1,380,800.00	7.3497	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.34965	2.25000	360	359	N/A	115	5,005.00	N
115	1	1,971,967.63	7.1064	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.10636	2.51861	360	358	7.5	110	6,731.18	N
116	1	3,362,210.77	7.6042	0.38500	6 Month Libor	60	6	6	60	6	60	2.27979	12.60422	2.27979	360	358	N/A	115	12,888.45	N
117	1	1,206,900.00	7.5354	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.53540	2.25000	360	358	N/A	115	4,561.47	N
118	1	744,016.97	9.0559	0.38500	6 Month Libor	60	6	6	60	6	60	3.25000	12.95000	3.25000	360	358	N/A	120	3,179.61	N
119	1	892,800.00	8.0487	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.04872	2.25000	360	358	N/A	115	3,756.25	N
120	1	1,316,900.00	7.7838	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.78380	2.25000	360	358	7.5	115	5,249.82	N
121	1	2,732,313.75	7.0154	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.01539	2.25000	360	358	7.5	110	9,119.95	N
122	1	1,572,300.00	7.2852	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.28515	2.75000	360	358	N/A	115	5,518.83	N
123	1	5,173,146.50	7.4372	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.43717	2.25000	360	358	N/A	115	19,121.42	N
124	1	3,840,773.12	7.3407	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.34065	2.25000	360	358	7.5	110	13,858.40	N
125	1	1,930,450.00	7.4019	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.40188	2.75000	360	358	N/A	115	6,870.02	N
126	1	2,386,000.00	7.6080	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.60803	2.25000	360	358	7.5	115	9,162.29	N
127	1	806,260.00	7.4831	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.48309	2.25000	360	358	N/A	115	3,012.11	N
128	1	2,216,414.44	8.4054	0.38500	6 Month Libor	60	6	6	60	6	60	3.25000	12.95000	3.25000	360	358	N/A	120	9,266.77	N
129	1	866,400.00	6.9636	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	11.96364	2.25000	360	358	N/A	115	2,861.75	N
130	1	175,000.00	6.3750	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	11.37500	2.25000	360	358	7.5	115	492.19	N
131	1	336,000.00	7.6250	0.38500	6 Month Libor	60	6	6	12	6	60	2.75000	12.62500	2.75000	360	357	N/A	115	1,241.93	N
132	1	1,392,802.33	7.3038	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.30376	2.25000	360	356	7.5	110	8,464.83	N
133	1	3,305,663.40	7.1143	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.11426	2.25000	360	357	7.5	110	14,249.23	N
134	1	885,384.41	7.2681	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.26807	2.75000	360	356	N/A	115	3,095.52	N
135	1	320,800.00	7.3750	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.38000	2.25000	360	356	N/A	115	1,166.67	N
136	1	4,310,267.89	7.4178	0.38500	6 Month Libor	60	6	6	60	6	60	2.50882	12.41784	2.50882	360	357	N/A	115	15,609.86	N
137	1	862,400.00	7.3161	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.32109	2.25000	360	357	N/A	115	3,101.83	N
138	1	1,568,912.50	7.5336	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.53355	2.25000	360	356	7.5	115	5,912.50	N
139	1	1,987,984.00	7.9273	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.92731	2.56791	360	357	N/A	115	8,158.98	N
140	1	328,000.00	8.3750	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.37500	2.25000	360	357	7.5	115	1,469.17	N
141	1	212,750.00	7.7500	0.38500	6 Month Libor	60	6	6	12	6	60	2.75000	12.75000	2.75000	360	357	N/A	115	709.00	N
142	1	2,582,640.50	7.1892	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.18922	2.25000	360	356	7.5	110	15,434.08	N
143	1	326,000.00	7.0000	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.50000	2.75000	360	357	7.5	110	1,086.67	N
144	1	384,458.75	7.1250	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.12500	4.12500	360	357	N/A	110	1,318.28	N
145	1	8,095,573.66	7.2356	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.23559	2.25000	360	357	7.5	110	34,990.54	N
146	1	244,617.36	7.2500	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.25000	2.75000	360	356	N/A	115	856.81	N
147	1	7,699,768.56	7.3357	0.38500	6 Month Libor	60	6	6	60	6	60	2.69693	12.33574	2.69693	360	357	N/A	115	27,206.73	N
148	1	394,631.76	8.3750	0.38500	6 Month Libor	60	6	6	60	6	60	3.25000	12.95000	3.25000	360	357	N/A	120	1,424.53	N
149	1	707,366.49	7.7932	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.79323	2.25000	360	356	N/A	115	2,814.48	N

3

Assumed Mortgage Loan Number	Loan Group	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Initial Rate Period (months)	Second Rate Period (months)	Subsequent Rate Adjustment Frequency (Months)	Fixed or NegAm Period Minimum Payment Adjustment Frequency (Months)	Subsequent Minimum Payment Adjustment Frequency (Months)	Recast Period (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Current Principal and Interest Payment ($)	Prefunding Flag
150	1	580,447.50	7.0304	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.03544	2.25000	360	356	N/A	115	1,944.69	N
151	1	5,975,436.67	7.8473	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.84731	2.25000	360	357	N/A	115	24,123.49	N
152	1	357,658.00	6.7466	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	11.75162	2.25000	360	357	N/A	115	1,115.30	N
153	1	341,892.38	8.2500	0.38500	6 Month Libor	60	6	6	12	6	60	2.75000	13.25000	2.75000	360	355	N/A	115	1,255.97	N
154	1	373,999.33	8.0000	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.00000	2.25000	360	356	7.5	110	2,493.33	N
155	1	6,562,359.99	7.6690	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.66904	2.39471	360	357	7.5	110	30,704.23	N
156	1	2,550,077.56	7.5755	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.57554	2.75000	360	356	N/A	115	8,949.90	N
157	1	1,731,890.93	7.2747	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.27472	2.25000	360	356	7.5	115	6,154.09	N
158	1	14,095,653.61	7.6130	0.38500	6 Month Libor	60	6	6	60	6	60	2.59306	12.61300	2.67773	360	357	N/A	115	51,681.00	N
159	1	2,605,352.34	8.3791	0.38500	6 Month Libor	60	6	6	60	6	60	3.25000	12.95000	3.25000	360	357	N/A	120	10,333.85	N
160	1	711,374.00	8.0712	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.07117	2.25000	360	356	7.5	115	2,998.75	N
161	1	225,000.00	7.1250	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.12500	2.75000	480	478	N/A	115	609.68	N
162	1	370,000.00	7.1250	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.12500	2.75000	480	478	N/A	115	1,002.58	N
163	1	585,500.00	7.0880	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.08796	2.75000	480	478	N/A	115	1,580.17	N
164	1	301,085.18	7.3750	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.37500	2.75000	480	476	N/A	115	758.57	N
165	1	270,000.00	6.7500	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	11.75000	2.75000	480	477	N/A	115	682.72	N
166	1	1,063,068.17	7.0579	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.05792	2.75000	480	476	N/A	115	2,819.12	N
167	1	1,089,000.00	7.3080	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.30797	2.75000	480	477	N/A	115	3,080.11	N
168	1	338,191.03	7.8750	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.87500	2.75000	480	476	N/A	115	1,020.53	N
169	1	7,446,212.31	7.4618	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.46176	2.75000	480	477	N/A	115	20,935.47	N
170	1	417,000.00	7.8750	0.38500	6 Month Libor	84	6	6	84	6	60	2.75000	12.87500	2.75000	360	357	N/A	115	1,541.32	N
171	1	724,000.00	7.7015	0.38500	6 Month Libor	120	6	6	120	6	60	2.75000	12.70148	2.75000	360	358	N/A	115	2,676.05	Y
172	1	627,000.00	7.8750	0.38500	6 Month Libor	120	6	6	120	6	60	2.75000	12.87500	2.75000	360	357	N/A	115	2,317.52	Y
173	1	184,000.00	7.7500	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	358	7.5	115	680.10	Y
174	1	284,000.00	7.2500	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	358	7.5	115	1,049.72	Y
175	1	264,000.00	8.0000	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	356	7.5	115	975.80	Y
176	1	809,550.00	7.7638	0.38500	MTA	60	1	1	60	12	60	3.25000	10.95000	3.25000	360	357	7.5	115	3,563.61	Y
177	1	241,763.61	8.0000	0.38500	MTA	60	1	1	60	12	60	3.25000	10.95000	3.25000	360	356	7.5	115	1,145.06	Y
178	1	2,747,062.21	7.7883	0.38500	MTA	60	1	1	60	12	60	3.25000	10.95000	3.25000	360	357	7.5	115	11,988.04	Y
179	1	160,000.00	7.3750	0.38500	MTA	60	1	1	60	12	60	3.25000	10.95000	3.25000	480	478	7.5	115	591.37	Y
180	1	220,000.00	7.7500	0.38500	MTA	60	1	1	60	12	60	3.25000	10.95000	3.25000	480	478	7.5	115	813.13	Y
181	1	167,400.00	7.6250	0.38500	MTA	60	1	1	60	12	60	3.25000	10.95000	3.25000	480	477	7.5	115	720.60	Y
182	1	1,345,400.00	8.0319	0.38500	MTA	60	1	1	60	12	60	3.25000	10.95000	3.25000	480	477	7.5	115	5,171.74	Y
183	1	3,188,850.00	7.9992	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	358	7.5	115	11,786.62	Y
184	1	812,000.00	7.8886	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	358	7.5	115	3,001.31	Y
185	1	280,000.00	7.8750	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	358	7.5	115	1,034.93	Y
186	1	2,918,900.00	7.7221	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	358	7.5	115	10,788.82	Y
187	1	383,200.00	7.0741	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	358	7.5	115	1,416.39	Y
188	1	196,533.25	8.0000	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	110	724.45	Y
189	1	285,825.57	8.3750	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	115	1,053.42	Y
190	1	650,972.83	7.6852	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	115	2,403.63	Y
191	1	500,479.69	7.5593	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	1,848.10	Y
192	1	2,713,852.51	7.6789	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	115	10,017.61	Y
193	1	220,526.55	7.6250	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	115	813.16	Y
194	1	312,000.00	7.6250	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	115	1,153.21	Y
195	1	787,696.49	7.6021	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	115	2,904.29	Y
196	1	1,028,066.05	8.1129	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	3,796.91	Y
197	1	2,812,764.43	8.0253	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	115	10,394.27	Y
198	1	238,447.94	7.0000	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	879.69	Y
199	1	210,000.00	7.1250	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.12500	2.75000	360	359	N/A	115	712.23	Y

4

Assumed Mortgage Loan Number	Loan Group	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Initial Rate Period (months)	Second Rate Period (months)	Subsequent Rate Adjustment Frequency (Months)	Fixed or NegAm Period Minimum Payment Adjustment Frequency (Months)	Subsequent Minimum Payment Adjustment Frequency (Months)	Recast Period (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Current Principal and Interest Payment ($)	Prefunding Flag
200	1	751,250.00	7.1731	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.17309	2.75000	360	359	N/A	115	2,532.31	Y
201	1	1,787,350.00	7.5754	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.57537	2.75000	360	359	N/A	115	6,455.35	Y
202	1	6,739,100.00	7.2773	0.38500	6 Month Libor	60	6	6	60	6	60	2.67042	12.27729	2.67042	360	358	N/A	115	23,351.85	Y
203	1	1,185,000.00	7.6081	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.60812	2.25000	360	358	N/A	115	4,550.53	Y
204	1	3,625,150.00	7.3544	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.35440	2.75000	360	358	N/A	115	12,788.59	Y
205	1	4,653,950.00	7.7858	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.78580	2.25000	360	358	N/A	115	18,560.75	Y
206	1	11,165,350.00	7.3584	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.35840	2.75000	360	358	N/A	115	39,087.95	Y
207	1	388,970.00	7.7500	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.75000	2.25000	360	357	N/A	115	1,535.83	Y
208	1	219,500.00	7.6250	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.37500	2.75000	360	356	N/A	115	843.10	Y
209	1	220,000.00	7.0000	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.00000	2.75000	360	357	N/A	115	720.31	Y
210	1	224,000.00	7.3750	0.38500	6 Month Libor	1	6	6	12	6	60	3.45000	9.95000	3.45000	360	356	7.5	115	883.51	Y
211	1	719,552.26	7.2810	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.28099	2.75000	360	355	N/A	115	2,462.68	Y
212	1	753,636.85	7.3469	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.34693	2.75000	360	356	N/A	115	2,592.76	Y
213	1	1,679,012.94	7.2416	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.24161	2.75000	360	357	N/A	115	5,702.53	Y
214	1	298,000.00	7.7500	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.75000	2.75000	480	479	N/A	115	902.43	Y
215	1	1,052,000.00	8.0119	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	13.01188	2.75000	480	479	N/A	115	2,782.82	Y
216	1	846,000.00	7.1676	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.16755	2.75000	480	478	N/A	115	2,324.73	Y
217	1	2,561,450.00	7.2766	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.27656	2.75000	480	478	N/A	115	7,215.00	Y
218	1	247,000.00	6.8750	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	11.87500	2.75000	480	477	N/A	115	624.56	Y
219	1	603,000.00	6.9861	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.50000	2.75000	480	476	N/A	115	1,678.59	Y
220	1	280,902.08	7.5000	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.50000	2.75000	480	477	N/A	115	847.92	Y
221	1	612,000.00	7.3709	0.38500	6 Month Libor	84	6	6	84	6	60	2.75000	12.37092	2.75000	360	359	N/A	115	2,203.72	Y
222	1	654,200.00	7.3027	0.38500	6 Month Libor	84	6	6	84	6	60	2.75000	12.30266	2.75000	360	358	N/A	115	2,302.43	Y
223	2	793,235.89	7.0000	0.43500	1Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	356	7.5	115	2,919.44	N
224	2	213,246.15	8.2500	0.43500	1Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	356	7.5	115	836.56	N
225	2	650,833.60	8.5391	0.43500	1Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	354	7.5	115	2,782.02	N
226	2	828,409.10	7.3863	0.43500	1Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	356	7.5	115	3,388.63	N
227	2	381,901.76	8.3750	0.43500	1Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	357	7.5	115	1,455.21	N
228	2	465,000.00	7.7500	0.38500	MTA	60	1	1	60	12	60	3.25000	12.75000	3.25000	360	358	7.5	120	1,886.02	N
229	2	650,000.00	7.6250	0.38500	MTA	60	1	1	60	12	60	3.25000	12.62500	3.25000	360	358	7.5	120	2,402.53	N
230	2	2,731,999.00	7.5197	0.38500	MTA	60	1	1	60	12	60	3.25000	12.51967	3.25000	360	358	7.5	120	10,354.06	N
231	2	1,346,949.49	6.7262	0.38500	MTA	60	1	1	60	12	60	3.25000	11.72617	3.25000	360	357	7.5	120	5,200.65	N
232	2	1,525,971.17	7.5000	0.38500	MTA	60	1	1	60	12	60	3.25000	12.50000	3.25000	360	357	7.5	120	5,635.19	N
233	2	493,130.80	7.4320	0.38500	MTA	60	1	1	12	12	60	3.00000	11.95000	3.00000	360	353	7.5	110	1,626.27	N
234	2	537,036.57	7.2500	0.38500	MTA	60	1	1	60	12	60	3.25000	12.25000	3.25000	360	353	7.5	120	2,418.30	N
235	2	2,957,759.63	7.4311	0.38500	MTA	60	1	1	60	12	60	3.25000	12.43106	3.25000	360	357	7.5	120	10,586.92	N
236	2	1,594,000.00	7.6664	0.38500	MTA	60	1	1	60	12	60	3.25000	12.66641	3.25000	480	478	7.5	120	4,598.98	N
237	2	456,000.00	7.6250	0.38500	MTA	60	1	1	60	12	60	3.25000	12.62500	3.25000	480	478	7.5	120	1,380.89	N
238	2	10,295,171.52	7.6303	0.38500	MTA	60	1	1	60	12	60	3.25000	12.63027	3.25000	480	478	7.5	120	34,000.43	N
239	2	423,200.00	8.1250	0.38500	MTA	60	1	1	60	12	60	3.25000	13.12500	3.25000	480	477	7.5	120	1,281.56	N
240	2	2,529,978.31	7.8138	0.38500	MTA	60	1	1	60	12	60	3.25000	12.81382	3.25000	480	477	7.5	120	7,256.93	N
241	2	1,642,964.00	7.4452	0.38500	MTA	60	1	1	60	12	60	3.25000	12.44522	3.25000	480	477	7.5	120	4,606.57	N
242	2	10,332,855.08	7.7572	0.38500	MTA	60	1	1	60	12	60	3.25000	12.75715	3.25000	480	477	7.5	120	30,981.78	N
243	2	910,098.77	8.2846	1.48292	MTA	60	1	1	60	1	60	4.43698	12.95000	4.43698	360	358	N/A	115	3,555.69	N
244	2	428,000.00	7.6250	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	358	7.5	115	1,691.12	N
245	2	6,087,819.16	7.6767	0.50677	MTA	60	1	1	60	1	60	3.76656	12.95000	3.76656	360	358	N/A	120	21,771.42	N
246	2	1,388,732.75	7.5479	0.63823	MTA	60	1	1	60	1	60	3.58516	10.84376	3.58516	360	358	N/A	115	7,493.82	N
247	2	10,287,449.76	7.2373	0.41053	MTA	60	1	1	60	1	60	3.28755	12.31382	3.28755	360	358	N/A	120	40,084.50	N
248	2	276,750.00	6.6250	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	3.30000	360	358	7.5	115	1,022.92	N
249	2	5,552,555.44	7.4228	0.41449	MTA	60	1	1	60	1	60	3.29467	12.70987	3.29467	360	358	N/A	120	19,732.14	N

5

Assumed Mortgage Loan Number	Loan Group	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Initial Rate Period (months)	Second Rate Period (months)	Subsequent Rate Adjustment Frequency (Months)	Fixed or NegAm Period Minimum Payment Adjustment Frequency (Months)	Subsequent Minimum Payment Adjustment Frequency (Months)	Recast Period (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Current Principal and Interest Payment ($)	Prefunding Flag
250	2	1,073,425.73	8.1519	0.38500	MTA	60	1	1	60	1	60	3.78150	12.95000	3.78150	360	358	N/A	110	3,843.02	N
251	2	599,131.97	8.9826	1.15500	MTA	60	1	1	60	1	60	4.42882	12.95000	4.42882	360	358	N/A	115	2,336.88	N
252	2	1,210,859.11	7.7689	0.41651	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	358	7.5	115	4,904.35	N
253	2	12,830,780.07	7.6392	0.42622	MTA	60	1	1	60	1	60	3.30528	12.95000	3.30528	360	358	N/A	120	42,691.83	N
254	2	453,708.93	7.8750	0.38500	MTA	60	1	1	60	1	60	4.12500	12.95000	4.12500	360	356	N/A	110	1,691.56	N
255	2	489,220.00	7.1250	0.38500	MTA	60	1	1	60	12	60	2.25000	12.50000	2.25000	360	356	7.5	110	1,677.50	N
256	2	920,000.00	7.8750	0.38500	MTA	60	1	1	60	12	60	2.75000	12.50000	2.75000	360	357	7.5	110	3,737.50	N
257	2	1,336,307.17	7.3443	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	353	7.5	115	5,165.18	N
258	2	4,875,933.17	7.8393	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	354	7.5	115	19,092.30	N
259	2	500,978.50	8.2500	1.13500	MTA	60	1	1	60	1	60	4.37500	12.95000	4.37500	360	355	N/A	115	1,923.83	N
260	2	2,263,922.38	7.5658	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	115	8,558.43	N
261	2	791,852.19	8.1177	0.91535	MTA	60	1	1	60	1	60	4.37500	12.95000	4.37500	360	356	N/A	115	3,053.72	N
262	2	6,050,339.53	8.0070	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95317	2.25000	360	356	7.5	115	23,630.16	N
263	2	1,935,450.62	8.1395	1.13552	MTA	60	1	1	60	1	60	4.48216	12.95000	4.48216	360	357	N/A	115	7,593.95	N
264	2	3,114,229.43	8.0095	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	3.02082	360	357	7.5	115	12,511.74	N
265	2	3,340,738.37	7.4744	0.49413	MTA	60	1	1	60	1	60	3.48040	12.95000	3.48040	360	356	N/A	120	11,410.11	N
266	2	2,221,762.82	7.4288	0.38500	MTA	60	1	1	60	12	60	3.25000	10.94902	3.25000	360	356	7.5	120	13,685.47	N
267	2	7,845,025.30	7.3635	0.41149	MTA	60	1	1	60	1	60	3.37315	12.59980	3.37315	360	357	N/A	120	28,573.79	N
268	2	1,529,557.25	7.2388	0.38500	MTA	60	1	1	60	12	60	2.25000	12.50000	2.25000	360	356	7.5	110	5,393.72	N
269	2	624,000.00	6.7500	0.38500	MTA	60	1	1	60	12	60	2.25000	12.50000	2.25000	360	357	7.5	110	1,950.00	N
270	2	1,054,451.72	7.4672	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	354	7.5	115	4,157.52	N
271	2	1,550,352.35	7.5354	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	115	5,937.47	N
272	2	362,309.85	8.5000	1.29500	MTA	60	1	1	60	1	60	4.37500	12.95000	4.37500	360	356	N/A	115	1,399.15	N
273	2	4,793,885.11	7.5891	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	19,017.49	N
274	2	383,989.94	8.6250	1.18500	MTA	60	1	1	60	1	60	4.37500	12.95000	4.37500	360	357	N/A	115	1,482.71	N
275	2	1,319,834.33	8.1194	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	115	5,069.84	N
276	2	1,710,431.46	8.5000	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	353	N/A	120	5,899.32	N
277	2	1,343,910.76	7.1091	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	354	N/A	120	4,432.25	N
278	2	1,433,854.29	7.4677	0.38500	MTA	60	1	1	60	12	60	3.25000	9.95000	3.25000	360	355	7.5	120	8,855.31	N
279	2	5,717,535.65	7.3058	0.38500	MTA	60	1	1	60	1	60	3.33017	12.95000	3.33017	360	356	N/A	120	19,128.71	N
280	2	2,204,196.08	7.4337	0.38500	MTA	60	1	1	60	12	60	3.25000	9.95000	3.25000	360	356	7.5	120	13,601.09	N
281	2	4,896,184.18	7.3298	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	357	N/A	120	16,227.69	N
282	2	2,616,359.58	7.4256	0.38500	MTA	60	1	1	60	12	60	3.25000	9.87265	3.25000	360	357	7.5	120	16,156.77	N
283	2	513,755.24	7.7500	0.38500	MTA	60	1	1	60	1	60	3.87500	12.95000	3.87500	360	356	N/A	110	1,864.24	N
284	2	701,750.00	7.1250	0.38500	MTA	60	1	1	60	12	60	2.25000	12.50000	2.25000	360	356	7.5	110	2,406.25	N
285	2	591,200.00	7.8750	0.38500	MTA	60	1	1	60	12	60	2.25000	12.50000	2.25000	360	357	7.5	110	2,401.75	N
286	2	170,453.00	7.6250	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	353	7.5	115	807.31	N
287	2	305,654.96	9.2500	1.15500	MTA	60	1	1	60	1	60	4.37500	12.95000	4.37500	360	354	N/A	115	1,169.84	N
288	2	257,022.50	7.8750	0.38500	MTA	60	1	1	60	1	60	4.37500	12.95000	4.37500	360	356	N/A	115	994.95	N
289	2	128,382.47	7.8750	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	541.33	N
290	2	637,278.24	8.4037	1.23380	MTA	60	1	1	60	1	60	4.27654	12.95000	4.27654	360	357	N/A	115	2,429.83	N
291	2	1,847,733.13	7.4400	0.41513	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	115	7,472.70	N
292	2	1,519,570.50	7.8750	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	354	N/A	120	4,998.77	N
293	2	3,799,219.69	7.8527	0.55509	MTA	60	1	1	60	1	60	3.42739	12.95000	3.42739	360	356	N/A	120	12,866.67	N
294	2	16,208,221.86	7.7711	0.38500	MTA	60	1	1	60	1	60	3.54891	12.95000	3.54891	360	357	N/A	120	55,609.98	N
295	2	1,570,706.04	9.3750	0.38500	MTA	60	1	1	60	1	60	4.37500	12.95000	4.37500	360	354	N/A	110	5,985.25	N
296	2	5,977,963.33	8.0916	0.38500	MTA	60	1	1	60	1	60	3.57173	12.95000	3.57173	360	356	N/A	110	20,693.53	N
297	2	1,318,472.00	6.9202	0.38500	MTA	60	1	1	60	12	60	2.25000	12.50000	2.25000	360	356	7.5	110	4,296.50	N
298	2	1,630,205.41	7.6763	0.40395	MTA	60	1	1	60	12	60	2.25000	11.53377	2.25000	360	357	7.5	110	6,179.70	N
299	2	725,420.83	7.6464	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	353	7.5	115	3,152.51	N

6

Assumed Mortgage Loan Number	Loan Group	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Initial Rate Period (months)	Second Rate Period (months)	Subsequent Rate Adjustment Frequency (Months)	Fixed or NegAm Period Minimum Payment Adjustment Frequency (Months)	Subsequent Minimum Payment Adjustment Frequency (Months)	Recast Period (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Current Principal and Interest Payment ($)	Prefunding Flag
300	2	671,196.38	8.5214	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	354	7.5	115	2,680.51	N
301	2	475,038.66	9.1250	1.13500	MTA	60	1	1	60	1	60	4.37500	12.95000	4.37500	360	355	N/A	115	1,818.89	N
302	2	3,838,829.89	7.6552	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	115	15,412.02	N
303	2	2,116,786.73	8.5632	1.03149	MTA	60	1	1	60	1	60	4.37500	12.95000	4.37500	360	356	N/A	115	8,244.01	N
304	2	7,224,533.94	7.6161	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	28,977.18	N
305	2	1,805,509.73	8.6615	1.21982	MTA	60	1	1	60	1	60	4.14903	12.95000	4.14903	360	357	N/A	115	6,763.64	N
306	2	10,361,671.45	7.6042	0.41635	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	115	41,463.80	N
307	2	1,220,156.51	8.3679	0.48126	MTA	60	1	1	60	1	60	3.59325	12.95000	3.59325	360	354	N/A	120	4,211.31	N
308	2	1,241,367.51	7.6582	0.38500	MTA	60	1	1	60	1	60	3.25000	12.95000	3.25000	360	355	N/A	120	4,092.33	N
309	2	22,761,330.35	7.6815	0.40165	MTA	60	1	1	60	1	60	3.32646	12.95000	3.32646	360	356	N/A	120	76,100.21	N
310	2	15,241,361.38	7.7174	0.40396	MTA	60	1	1	60	1	60	3.29826	12.95000	3.29826	360	357	N/A	120	50,867.40	N
311	2	474,335.63	8.3325	0.38500	MTA	1	1	1	60	12	60	3.40000	10.60000	3.40000	480	478	7.5	110	1,947.42	N
312	2	2,007,440.00	7.1913	0.38500	MTA	60	1	1	60	1	60	3.25000	9.95000	3.25000	480	478	N/A	120	12,030.13	N
313	2	229,411.74	9.4325	0.38500	MTA	1	1	1	60	12	60	4.50000	10.45000	4.50000	480	478	7.5	110	977.51	N
314	2	874,244.00	7.0000	0.38500	MTA	60	1	1	60	1	60	3.25000	9.95000	3.25000	480	478	N/A	120	5,099.76	N
315	2	610,022.15	7.6250	0.38500	MTA	60	1	1	60	1	60	3.25000	9.95000	3.25000	480	477	N/A	120	3,863.33	N
316	2	5,616,970.87	7.6898	0.38500	MTA	60	1	1	60	12	60	3.25000	9.95000	3.25000	480	476	7.5	120	35,817.91	N
317	2	4,400,049.46	7.3885	0.38500	MTA	60	1	1	60	12	60	3.25000	9.95000	3.25000	480	477	7.5	120	27,016.35	N
318	2	1,449,466.88	7.3434	0.38500	MTA	60	1	1	60	12	60	3.25000	9.95000	3.25000	480	476	7.5	120	8,842.71	N
319	2	335,868.35	8.1250	0.38500	MTA	60	1	1	60	1	60	3.25000	9.95000	3.25000	480	477	N/A	120	2,266.88	N
320	2	1,512,189.78	7.5712	0.38500	MTA	60	1	1	60	12	60	3.25000	9.95000	3.25000	480	475	7.5	120	9,438.75	N
321	2	1,053,696.47	8.0111	0.38500	MTA	60	1	1	60	12	60	3.25000	9.95000	3.25000	480	476	7.5	120	6,976.04	N
322	2	1,405,039.61	7.9536	0.38500	MTA	60	1	1	60	1	60	3.25000	9.95000	3.25000	480	477	N/A	120	9,279.17	N
323	2	511,738.47	7.1250	0.38500	MTA	60	1	1	60	12	60	3.25000	9.95000	3.25000	480	477	7.5	120	3,028.13	N
324	2	4,421,200.00	7.4676	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.46764	2.25000	360	359	N/A	115	16,460.29	N
325	2	5,382,800.00	7.9244	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.92438	2.25000	360	359	N/A	115	22,089.13	N
326	2	404,000.00	7.7500	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.75000	2.25000	360	359	N/A	115	1,599.17	N
327	2	1,234,400.00	7.8083	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.80825	2.25000	360	359	7.5	115	4,946.08	N
328	2	2,788,400.00	7.4558	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.45576	2.25000	360	359	N/A	115	10,353.71	N
329	2	4,373,205.75	7.0506	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.05061	2.25000	360	358	7.5	110	14,725.00	N
330	2	26,461,254.20	7.5093	0.38500	6 Month Libor	60	6	6	60	6	60	2.32810	12.50932	2.32810	360	358	N/A	115	99,180.89	N
331	2	1,688,096.00	7.6559	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.65585	2.25000	360	358	N/A	115	6,549.59	N
332	2	3,181,961.86	8.6673	0.38500	6 Month Libor	60	6	6	60	6	60	3.25000	12.95000	3.25000	360	358	N/A	120	12,142.81	N
333	2	6,997,419.00	8.0850	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.08496	2.25000	360	358	N/A	115	29,651.31	N
334	2	11,011,340.00	8.0024	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.00238	2.25000	360	358	7.5	115	45,902.46	N
335	2	708,577.59	9.9279	0.38500	6 Month Libor	1	6	6	60	6	60	4.60000	10.95000	4.60000	360	358	7.5	110	3,387.74	N
336	2	7,743,844.89	7.3404	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.34040	2.25000	360	358	7.5	110	27,948.09	N
337	2	3,072,000.00	7.5718	0.38500	6 Month Libor	60	6	6	60	6	60	2.62826	12.57178	3.38794	360	358	N/A	115	11,644.49	N
338	2	640,000.00	7.7500	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.75000	2.25000	360	358	N/A	115	2,533.33	N
339	2	2,016,569.52	8.5481	0.38500	6 Month Libor	60	6	6	60	6	60	3.25000	12.95000	3.25000	360	358	N/A	120	7,698.04	N
340	2	5,091,339.75	8.1645	0.38500	6 Month Libor	60	6	6	60	6	60	3.25000	12.95000	3.25000	360	358	N/A	120	19,447.49	N
341	2	28,539,176.25	7.8595	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.85945	2.25000	360	358	N/A	115	115,552.15	N
342	2	400,000.00	7.6250	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.62500	2.25000	360	358	7.5	115	1,541.67	N
343	2	4,159,437.55	7.3220	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.32199	2.25000	360	358	7.5	110	14,953.36	N
344	2	9,024,642.00	7.4967	0.38500	6 Month Libor	60	6	6	60	6	60	2.51979	12.49665	2.80779	360	358	N/A	115	34,108.46	N
345	2	12,153,000.00	7.8643	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.86432	2.25000	360	358	7.5	115	49,263.40	N
346	2	2,695,870.00	8.1415	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.14154	2.25000	360	358	N/A	115	11,550.77	N
347	2	4,782,624.95	8.0008	0.38500	6 Month Libor	60	6	6	60	6	60	3.25000	12.95000	3.25000	360	358	N/A	120	17,768.74	N
348	2	3,715,950.00	7.8819	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.88190	2.83513	360	358	N/A	115	15,104.72	N
349	2	876,365.45	7.1250	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.12500	4.12500	360	356	N/A	110	2,997.50	N

7

Assumed Mortgage Loan Number	Loan Group	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Initial Rate Period (months)	Second Rate Period (months)	Subsequent Rate Adjustment Frequency (Months)	Fixed or NegAm Period Minimum Payment Adjustment Frequency (Months)	Subsequent Minimum Payment Adjustment Frequency (Months)	Recast Period (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Current Principal and Interest Payment ($)	Prefunding Flag
350	2	1,996,980.00	7.3604	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.36044	2.25000	360	356	7.5	110	12,218.34	N
351	2	479,840.00	6.8750	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.50000	2.75000	360	357	7.5	110	1,549.48	N
352	2	8,633,450.86	7.2184	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.21844	2.25000	360	357	7.5	110	38,564.80	N
353	2	353,852.43	8.3750	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.37500	2.25000	360	354	N/A	115	1,573.08	N
354	2	6,861,365.82	7.5478	0.38500	6 Month Libor	60	6	6	60	6	60	2.50904	12.54784	2.60009	360	356	N/A	115	25,530.49	N
355	2	2,964,640.12	8.0530	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.05299	2.25000	360	356	7.5	115	12,452.44	N
356	2	568,436.93	7.5766	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.58156	2.25000	360	356	N/A	115	2,157.08	N
357	2	26,372,974.34	7.4096	0.38500	6 Month Libor	60	6	6	60	6	60	2.44065	12.40960	2.44065	360	357	N/A	115	96,470.96	N
358	2	1,632,700.77	8.3182	0.38500	6 Month Libor	60	6	6	60	6	60	3.25000	12.95000	3.25000	360	357	N/A	120	6,037.79	N
359	2	10,374,930.65	8.2101	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.21007	2.25000	360	356	7.5	115	44,932.81	N
360	2	15,365,702.00	8.0713	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.07134	2.80375	360	357	N/A	115	64,920.91	N
361	2	3,868,800.00	8.0374	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.03740	2.25000	360	357	7.5	115	16,240.59	N
362	2	1,367,252.65	7.6250	0.38500	6 Month Libor	60	6	6	12	6	60	2.75000	12.62500	2.75000	360	355	N/A	115	5,026.83	N
363	2	500,000.00	7.5000	0.38500	6 Month Libor	60	6	6	12	6	60	2.75000	12.50000	2.75000	360	357	N/A	115	1,848.10	N
364	2	444,614.77	7.0398	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.03978	4.03978	360	356	N/A	110	1,489.33	N
365	2	1,238,207.80	7.2613	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.26128	2.25000	360	356	7.5	110	7,473.79	N
366	2	1,321,996.35	6.9801	0.38500	6 Month Libor	60	6	6	60	6	60	2.46014	12.50000	2.46014	360	357	7.5	110	4,386.08	N
367	2	20,185,805.16	7.4604	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.46043	2.25000	360	357	7.5	110	92,804.61	N
368	2	5,626,319.64	7.1272	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.12723	2.75000	360	356	N/A	115	19,070.07	N
369	2	22,237,067.38	7.2102	0.38500	6 Month Libor	60	6	6	60	6	60	2.73183	12.21017	2.73183	360	357	N/A	115	76,555.63	N
370	2	3,364,137.67	7.9487	0.38500	6 Month Libor	60	6	6	60	6	60	3.25000	12.95000	3.25000	360	357	N/A	120	12,114.52	N
371	2	3,948,780.97	8.2973	0.38500	6 Month Libor	60	6	6	60	6	60	3.25000	12.95000	3.25000	360	357	N/A	120	14,809.42	N
372	2	770,321.00	7.1186	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.11856	2.25000	360	356	N/A	115	2,637.25	N
373	2	1,594,540.30	7.7676	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.77262	2.25000	360	356	N/A	115	6,315.42	N
374	2	25,732,528.62	7.9409	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.93931	2.25525	360	357	N/A	115	106,295.93	N
375	2	1,052,481.30	7.9892	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.99423	2.25000	360	357	N/A	115	4,369.75	N
376	2	327,230.04	6.7500	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	11.75000	3.75000	360	356	N/A	110	1,017.50	N
377	2	1,767,838.80	7.5389	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.53887	2.25000	360	356	7.5	110	11,085.76	N
378	2	608,000.00	7.8750	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.50000	2.75000	360	357	7.5	110	2,470.00	N
379	2	10,260,378.13	7.5534	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.55339	2.25000	360	357	7.5	110	50,880.98	N
380	2	2,895,554.59	7.4952	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.49519	2.75000	360	356	N/A	115	10,230.06	N
381	2	14,446,643.80	8.1710	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.17104	2.25000	360	356	7.5	115	62,093.41	N
382	2	27,566,232.92	7.6286	0.38500	6 Month Libor	60	6	6	60	6	60	2.50260	12.62860	2.81694	360	357	N/A	115	105,012.70	N
383	2	5,904,896.00	8.0114	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.01137	2.25000	360	357	7.5	115	24,654.18	N
384	2	485,210.00	7.6250	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.62500	2.25000	360	357	N/A	115	1,865.42	N
385	2	3,773,970.36	7.9708	0.38500	6 Month Libor	60	6	6	60	6	60	3.25000	12.95000	3.25000	360	357	N/A	120	13,997.78	N
386	2	1,967,707.00	7.8687	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.86866	2.25000	360	356	7.5	115	7,963.50	N
387	2	1,062,000.00	7.0353	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.03531	2.75000	480	478	N/A	115	2,940.19	N
388	2	1,047,000.00	7.3653	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.36533	2.75000	480	478	N/A	115	2,934.22	N
389	2	1,764,000.00	7.0952	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.09524	2.75000	480	478	N/A	115	4,648.93	N
390	2	499,996.15	7.2500	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.25000	2.75000	480	476	N/A	115	1,408.24	N
391	2	1,077,643.75	7.0281	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.02811	2.75000	480	477	N/A	115	2,855.41	N
392	2	610,949.16	6.8750	0.38500	6 Month Libor	60	6	6	12	6	60	2.75000	11.87500	2.75000	480	476	N/A	115	1,539.90	N
393	2	5,783,888.41	7.2339	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.23385	2.75000	480	476	N/A	115	15,904.64	N
394	2	4,812,434.12	7.2835	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.28351	2.75000	480	477	N/A	115	13,394.50	N
395	2	5,165,689.61	7.2262	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.22615	2.75000	480	476	N/A	115	13,779.78	N
396	2	4,646,272.58	7.5816	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.58160	2.75000	480	477	N/A	115	12,784.80	N
397	2	270,687.41	7.1250	0.38500	6 Month Libor	84	6	6	84	6	60	2.75000	12.12500	2.75000	360	357	N/A	115	915.72	N
398	2	2,620,000.00	6.6732	0.38500	6 Month Libor	120	6	6	120	6	60	2.75000	11.67319	2.75000	360	358	N/A	115	8,726.84	Y
399	2	1,034,400.00	7.9696	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	358	7.5	115	3,823.35	Y

8

Assumed Mortgage Loan Number	Loan Group	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Initial Rate Period (months)	Second Rate Period (months)	Subsequent Rate Adjustment Frequency (Months)	Fixed or NegAm Period Minimum Payment Adjustment Frequency (Months)	Subsequent Minimum Payment Adjustment Frequency (Months)	Recast Period (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Current Principal and Interest Payment ($)	Prefunding Flag
400	2	728,400.00	7.5317	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	358	7.5	115	2,692.31	Y
401	2	1,251,400.00	7.8363	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	358	7.5	115	4,625.42	Y
402	2	207,650.57	7.5000	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	351	7.5	115	757.72	Y
403	2	583,200.00	8.0000	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	356	7.5	115	2,155.62	Y
404	2	159,920.00	8.1250	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	356	7.5	115	591.10	Y
405	2	278,117.17	7.8750	0.43500	1 Month Libor	60	1	1	60	1	60	2.25000	9.95000	2.25000	360	355	7.5	115	1,022.09	Y
406	2	540,000.00	8.0000	0.38500	MTA	60	1	1	60	12	60	3.25000	10.95000	3.25000	360	358	7.5	115	2,262.13	Y
407	2	572,000.00	7.8750	0.38500	MTA	60	1	1	60	12	60	3.25000	10.95000	3.25000	360	358	7.5	115	2,396.18	Y
408	2	427,500.00	7.8750	0.38500	MTA	60	1	1	60	12	60	3.25000	10.95000	3.25000	480	477	7.5	115	1,707.76	Y
409	2	11,207,860.00	7.9494	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	358	7.5	115	41,426.44	Y
410	2	4,481,318.27	7.9749	0.42594	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	358	7.5	115	16,762.63	Y
411	2	298,350.00	8.1250	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	358	7.5	115	1,102.76	Y
412	2	15,895,642.13	7.6662	0.42545	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	358	7.5	115	59,377.47	Y
413	2	118,332.72	8.1250	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	110	436.15	Y
414	2	229,661.71	7.7500	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	353	7.5	115	844.92	Y
415	2	1,064,500.91	7.9495	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	354	7.5	115	3,918.70	Y
416	2	721,026.27	8.1250	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	115	2,660.16	Y
417	2	3,907,672.39	7.8319	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	14,406.52	Y
418	2	5,501,633.69	7.8396	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	115	20,298.36	Y
419	2	360,860.44	8.2500	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	110	1,330.63	Y
420	2	212,498.29	7.2500	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	110	783.59	Y
421	2	1,198,370.96	8.0639	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	115	4,415.11	Y
422	2	3,755,690.21	8.0187	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	13,854.07	Y
423	2	7,444,192.88	7.7315	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	115	27,485.66	Y
424	2	2,567,002.56	7.8342	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	9,470.47	Y
425	2	2,490,974.75	7.8009	0.43500	MTA	60	1	1	60	12	60	2.25000	10.04808	2.25000	360	357	7.5	115	9,196.50	Y
426	2	405,762.26	7.0000	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	115	1,496.96	Y
427	2	742,444.61	8.2074	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	110	2,730.43	Y
428	2	252,060.00	8.5000	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	110	931.66	Y
429	2	654,418.87	8.5000	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	352	7.5	115	2,402.53	Y
430	2	488,119.34	8.1250	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	353	7.5	115	1,803.74	Y
431	2	1,328,488.71	8.3370	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	354	7.5	115	4,891.91	Y
432	2	2,022,753.66	8.0054	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	355	7.5	115	7,456.13	Y
433	2	5,700,781.24	7.9188	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	21,032.36	Y
434	2	15,478,929.81	7.6496	0.43383	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	115	57,144.11	Y
435	2	207,200.00	7.6250	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	356	7.5	115	765.85	Y
436	2	1,126,083.52	7.6292	0.43500	MTA	60	1	1	60	12	60	2.25000	9.95000	2.25000	360	357	7.5	115	4,156.56	Y
437	2	4,066,800.00	7.6664	0.38500	6 Month Libor	60	6	6	60	6	60	2.31452	12.66637	2.31452	360	359	N/A	115	15,731.43	Y
438	2	1,095,200.00	7.1562	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.15623	2.75000	360	359	N/A	115	3,691.50	Y
439	2	4,901,850.00	7.8312	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.83124	2.25000	360	359	N/A	115	19,735.03	Y
440	2	1,180,500.00	7.2181	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.21807	2.75000	360	359	N/A	115	4,107.88	Y
441	2	19,566,520.00	7.5881	0.38500	6 Month Libor	60	6	6	60	6	60	2.44582	12.58810	2.44582	360	358	N/A	115	74,777.00	Y
442	2	2,086,300.00	7.6137	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	13.61373	7.61401	360	358	N/A	115	8,021.35	Y
443	2	507,999.00	8.3750	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	14.37500	8.38000	360	358	7.5	115	2,275.41	Y
444	2	13,189,758.00	8.0726	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.07259	2.25000	360	358	N/A	115	55,755.21	Y
445	2	17,191,840.00	7.3277	0.38500	6 Month Libor	60	6	6	60	6	60	2.67790	12.32769	2.67790	360	358	N/A	115	60,862.18	Y
446	2	3,367,600.00	7.7357	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	13.73570	7.73894	360	358	N/A	115	13,289.95	Y
447	2	28,421,919.25	8.0126	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.01260	2.25000	360	358	N/A	115	118,739.61	Y
448	2	20,874,446.00	7.6528	0.38500	6 Month Libor	60	6	6	60	6	60	2.48220	12.65282	2.48220	360	358	N/A	115	79,591.41	Y
449	2	7,466,592.00	7.2213	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	13.22125	7.22335	360	358	N/A	115	26,265.32	Y

9

Assumed Mortgage Loan Number	Loan Group	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Initial Rate Period (months)	Second Rate Period (months)	Subsequent Rate Adjustment Frequency (Months)	Fixed or NegAm Period Minimum Payment Adjustment Frequency (Months)	Subsequent Minimum Payment Adjustment Frequency (Months)	Recast Period (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Current Principal and Interest Payment ($)	Prefunding Flag
450	2	700,000.00	7.1250	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	13.12500	7.13000	360	358	7.5	115	2,406.25	Y
451	2	1,048,000.00	8.9242	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.92416	2.25000	360	358	N/A	115	5,173.77	Y
452	2	904,000.00	8.2927	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	14.29269	8.29628	360	358	N/A	115	3,987.17	Y
453	2	90,400.00	10.0000	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	16.00000	10.00000	360	358	7.5	115	527.33	Y
454	2	306,295.22	8.0000	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.00000	2.25000	360	355	N/A	115	1,266.67	Y
455	2	2,214,418.99	7.1596	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.15959	2.75000	360	356	N/A	115	7,522.79	Y
456	2	3,051,623.96	7.5468	0.38500	6 Month Libor	60	6	6	60	6	60	2.49440	12.54677	2.49440	360	357	N/A	115	11,487.34	Y
457	2	3,884,231.00	8.0993	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.09927	2.25000	360	357	N/A	115	16,472.58	Y
458	2	1,097,648.24	7.4692	0.38500	6 Month Libor	60	6	6	60	6	60	2.55820	12.46924	5.00553	360	356	N/A	115	4,139.82	Y
459	2	1,835,226.26	7.7227	0.38500	6 Month Libor	60	6	6	60	6	60	2.53879	12.72271	2.53879	360	357	N/A	115	7,159.06	Y
460	2	302,225.35	7.8750	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.87500	2.25000	360	354	N/A	115	1,218.75	Y
461	2	3,356,006.00	7.9661	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	12.96608	2.25000	360	357	N/A	115	13,858.84	Y
462	2	694,239.00	8.3385	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.33845	2.25000	360	356	N/A	115	3,083.60	Y
463	2	4,921,288.00	7.5998	0.38500	6 Month Libor	60	6	6	60	6	60	2.48989	12.59982	2.71284	360	357	N/A	115	19,023.56	Y
464	2	319,200.00	6.9493	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.94925	6.94925	360	357	N/A	115	1,050.50	Y
465	2	156,792.00	8.1250	0.38500	6 Month Libor	60	6	6	60	6	60	2.25000	13.12500	2.25000	360	357	N/A	115	669.63	Y
466	2	2,393,000.00	7.4791	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.47911	2.75000	480	479	N/A	115	7,060.53	Y
467	2	640,000.00	6.8750	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	11.87500	2.75000	480	479	N/A	115	1,618.28	Y
468	2	9,102,998.83	7.1981	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.19811	2.75000	480	478	N/A	115	24,882.53	Y
469	2	7,952,050.00	7.2804	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.28044	2.75000	480	478	N/A	115	21,144.54	Y
470	2	695,000.00	6.7500	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	11.75000	2.75000	480	477	N/A	115	1,757.35	Y
471	2	1,191,000.00	7.2939	0.38500	6 Month Libor	60	6	6	60	6	60	2.75000	12.29387	2.75000	480	477	N/A	115	3,258.49	Y
472	2	472,000.00	6.5000	0.38500	6 Month Libor	84	6	6	84	6	60	2.75000	11.50000	2.75000	360	359	N/A	115	1,518.14	Y
473	2	750,000.00	7.1250	0.38500	6 Month Libor	84	6	6	84	6	60	2.75000	12.12500	2.75000	360	358	N/A	115	2,543.66	Y

10

HarborView Mortgage Loan Pass-Through Certificates

Series 2007-2

Exhibit A

Table of Contents

The Originators - Page 1

Paul Financial, LLC

American Home Mortgage Corp.

The Servicers - Page 9

GMAC Mortgage, LLC

American Home Mortgage Servicing, Inc.

Central Mortgage Company

The Master Servicer and Securities Administrator - Page 20

Wells Fargo Bank, N.A.

The Custodian and Trustee - Page 21

Deutsche Bank National Trust Company

The Certificate Insurer - Page 22

Ambac Assurance Corporation

THE ORIGINATORS

Paul Financial, LLC

Paul Financial, LLC is a Delaware limited liability company engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences. Mortgage loans are originated primarily through Paul Financial’s wholesale division, through a network of independent mortgage loan brokers approved by Paul Financial. In addition, Paul Financial may acquire mortgage loans from approved correspondent lenders under a program where Paul Financial delegates to the correspondent the obligation to underwrite the mortgage loans to Paul Financial standards.

The executive offices of Paul Financial are located at 1401 Los Gamos Drive, San Rafael, California 94903.

Paul Financial’s Underwriting Guidelines.

All of the mortgage loans sold to the Seller by Paul Financial (the “Paul Financial Mortgage Loans”) were originated generally in accordance with the underwriting criteria described in this section.

Paul Financial’s underwriting guidelines are applied to evaluate the applicant, the property and the applicant’s income, employment and credit history in the context of the loan program and documentation requirements. These are guidelines only and each loan is evaluated based upon its own merits. Exceptions to the guidelines may be acceptable if there are compensating factors.

An applicant’s creditworthiness is determined based on the borrower’s ability and willingness to repay the loan. The loan decision is based upon the applicant’s financial information, employment and income stability, credit history and collateral value.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. The data used by Paul Financial to complete the underwriting analysis may be obtained by a third party, generally a mortgage broker. In addition, for mortgage loans acquired from correspondent lenders, the underwriting of a mortgage loan may not have been reviewed by Paul Financial before acquisition of the mortgage loan. The correspondent represents that Paul Financial’s underwriting standards have been met. After purchasing mortgage loans under those circumstances, Paul Financial conducts a quality control review based on a variety of factors, including Paul Financial’s prior experience with the correspondent lender and the results of the quality control review process itself.

The Paul Financial Mortgage Loans have been underwritten under one of the following documentation programs:

Full/Alternative Documentation: The guidelines for this program require verification of employment, income and assets.

Reduced Documentation: The guidelines for this program do not require verification of income. Employment must be verified for 2 full years. Verbal verification of employment is required prior to closing. Assets are verified for reserves, closing costs and down payment. Ratios are calculated based on stated income.

Stated Income/Stated Asset Documentation: The guidelines for this program do not require verification of income or assets.

No Income Documentation: The guidelines for this program do not require disclosure or verification of income.

No Income/No Asset Documentation: The guidelines for this program do not require disclosure or verification of income or assets.

No Income/No Employment Documentation: The guidelines for this program do not require disclosure or verification of income or employment.

No Income/No Asset/ No Employment Documentation: The guidelines for this program do not require disclosure or verification of income or assets or employment.

For all wholesale mortgage loans originated by Paul Financial, Paul Financial obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. Adverse information in the credit report may require an explanation by the prospective borrower.

Each credit report provides up to three credit scores for each borrower. Statistical credit scores are designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. Credit scores range from approximately 350 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Most of the mortgage programs that Paul Financial offers have a minimum score “floor” of 640.

Paul Financial’s underwriting standards are applied by or on behalf of Paul Financial to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Except under the No Income programs, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. (If the prospective borrower has applied for a 2/6 Mortgage Loan, a 3/6 Mortgage Loan, a 5/6 Mortgage Loan, a 7/6 Mortgage Loan or a 10/6 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.) If the prospective borrower has applied for a negative amortization loan, the interest component of the monthly housing expense calculation is based upon the greater of 5.50% or the initial interest rate on the mortgage loan. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis, varies depending on a number of underwriting criteria, including the loan-to-value ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. These are guidelines only and each loan is evaluated based upon its own merits. Exceptions to Paul Financial’s underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

Except for certain negative amortization loan programs, Paul Financial may provide secondary financing to a mortgagor simultaneously with the origination of a first mortgage loan, subject to the following limitations: The loan-to-value ratio of the senior (i.e., first) lien may not exceed 80% and the combined loan-to-value ratio may not exceed 100% at origination. Except as noted, Paul Financial’s underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Paul Financial, whether at origination of the mortgage loan or thereafter.

Paul Financial obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Paul Financial requires title insurance on all of its mortgage loans secured by first liens on real property. Paul Financial also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

The following are general descriptions with respect to the different documentation types offered by Paul Financial on its mortgage loan programs. Loan-to-value, cash-out and loan amount limitations may be affected by a number of factors, such as property type, number of units, credit score, combined loan-to-value, and purpose. As used in this free writing prospectus, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Paul Financial if the borrower retains an amount equal to or greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

Paul Financial’s Full/Alternative Documentation underwriting guidelines generally allow loan-to-value ratios at origination of up to 80% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $2,000,000, and up to 70% for mortgage loans with original principal balances of up to $2,500,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% loan-to-value for mortgage loans with original principal balances of up to $1,500,000, and up to 70% loan-to-value for mortgage loans with original principal balances of up to $2,000,000. The maximum “cash-out” amount permitted is $350,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the Reduced Documentation program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment. Generally, employment is verified by verbal verification. Paul Financial obtains from a prospective borrower either a verification of deposit or bank statements for a two-month period within 120 days of the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.

Paul Financial’s Reduced Documentation underwriting guidelines generally allow loan-to-value ratios at origination of up to 80% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $1,000,000, up to 75% loan-to-value for mortgage loans with original principal balances of up to $2,000,000, and up to 70% loan-to-value for mortgage loans with original principal balances of up to $2,500,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% for mortgage loans with original principal balances of up to $650,000, and up to 70% loan-to-value for mortgage loans with original principal balances of up to $1,500,000 and up to 65% loan-to-value for mortgage loans with original principal balances of up to $2,000,000. The maximum “cash-out” amount permitted is $350,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the Stated Income/Stated Asset documentation program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. This program permits maximum loan-to-value ratios up to 80% for mortgage loans with original principal balances of up to $650,000, and up to 70% loan-to-value for mortgage loans with original principal balances of up to $1,000,000, and up to 65% loan-to-value for mortgage loans with original principal balances of up to $2,000,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 75% for mortgage loans with original principal balances of up to $400,000, and up to 70% loan-to-value for mortgage loans with original principal balances of up to $650,000. The maximum “cash-out” amount permitted is $250,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the No Income Documentation program, no documentation relating to a prospective borrower’s income is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program permits maximum loan-to-value ratios up to 80% for mortgage loans with original principal balances of up to $650,000, and up to 75% loan-to-value for mortgage loans with original principal balances of up to $1,500,000, and up to 70% loan to value mortgage loans with original principal balances of up to $2,000,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% for mortgage loans with original principal balances of up to $650,000, and up to 75% loan-to-value for mortgage loans with original principal balances of up to $1,000,000. The maximum “cash-out” amount permitted is $300,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the No Income/No Employment Documentation program, no documentation relating to a prospective borrower’s income or employment is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program permits maximum loan-to-value ratios up to 80% for mortgage loans with original principal balances of up to $650,000 up to 70% loan-to-value for mortgage loans with original principal balances of up to $1,000,000, and up to 65% loan-to-value for mortgage loans with original principal balances of up to $2,000,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 70% for mortgage loans with original principal balances of up to $300,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $400,000, up to 60% loan-to-value for mortgage loans with original principal balances of up to $650,000 and up to 50% loan-to-value for mortgage loans with original principal balances of up to $1,000,000. The maximum “cash-out” amount permitted is $100,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the No income/No Asset Documentation program, no documentation relating to a prospective borrower’s income or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program permits maximum loan-to-value ratios up to 80% for mortgage loans with original principal balances of up to $650,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $1,000,000, and up to 65% loan-to-value for mortgage loans with original principal balances of up to $2,000,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 70% for mortgage loans with original principal balances of up to $300,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $400,000, up to 60% loan-to-value for mortgage loans with original principal balances of up to $650,000 and up to 50% loan-to-value for mortgage loans with original principal balances of up to $1,000,000. The maximum “cash-out” amount permitted is $100,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the No Income/No Asset/No Employment Documentation program, no documentation relating to a perspective borrower’s income, assets or employment is required and therefore debt to income ratios are not calculated or included in the underwriting analysis. This program permits maximum loan-to-value ratios up to 80% for mortgage loans with original principal balances of up to $650,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 75% for mortgage loans with original principal balances of up to $650,000. The maximum “cash-out” amount permitted is $100,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

American Home Mortgage Corp.

General

American Home Mortgage Corp. (“American Home”) is a New York corporation. American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home’s call center. American Home operates more than 550 retail and wholesale loan production offices located in 47 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. American Home has been originating mortgage loans since its incorporation in 1988, and has been originating adjustable-rate mortgage (“ARM”) loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects American Home’s originations of long reset ARM loans for the past three years:

Long Reset ARM Loans	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006
Number of Loans	21,749	43,471	30,624
Principal Balance	$5,184,362,416	$11,525,035,476	$9,401,339,446

With respect to the table above, a long reset ARM is any ARM loan with an initial fixed-rate period of five years or longer.

American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the certificates.

Underwriting Criteria

The following information generally describes American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector automated underwriting systems, a customized form of Fannie Mae’s Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home’s senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home’s vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

American Home is an affiliate of American Home Mortgage Servicing, Inc., one of the Servicers.

THE SERVICER

GMAC Mortgage, LLC

GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

[exhibit_chart]

          Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

       As of December 31, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of approximately $276 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $203.9 billion, $32.2 billion, $18.8 billion and $21.0 billion during the year ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC Mortgage, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,455,919	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$203,894	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	9.41%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans	67,462	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$32,220	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	(0.51)%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans	181,563	181,679	191,844	191,023	230,085
Dollar Amount of Loans	$18,843	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	4.12%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans	514,085	392,261	350,334	282,128	261,416
Dollar Amount of Loans	$20,998	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	61.10%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans	2,219,029	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$275,955	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	10.43%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

American Home Mortgage Servicing, Inc.

American Home Mortgage Servicing, Inc. (“American Home Servicing”), referred to in this free writing prospectus as a Servicer and in this section as the Servicer, is a Maryland corporation. The Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The Servicer has been servicing mortgage loans since its incorporation in 1972. The Servicer may use subservicers with respect to all or a portion of the mortgage loans, although the Servicer is not using any subservicers as of the Cut-off Date.

The Servicer will send statements to borrowers and process the payments as received by depositing them within two business days into a custodial account. If the borrower is delinquent, the Servicer will attempt to contact the borrower in an effort to make the borrower current. If the borrower is delinquent for 90 days or more, the Servicer will begin the foreclosure process with respect to the borrower. As part of the foreclosure process, a sale of the property may occur in which the Servicer may take possession of the property as “real estate owned” property, commonly known as an REO property. The Servicer will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

The following table shows the size, composition, and growth of the Servicer’s portfolio of long reset ARM loans for the past three years:

Long Reset ARM Loans	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006
Number of Loans	26,199	52,505	43,350
Principal Balance	$5,780,463,715	$12,844,011,591	$10,907,479,663

With respect to the table above, a long reset ARM is any ARM loan with an initial fixed-rate period of five years or longer.

The Servicer is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer, or a sub-servicer. The Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations. The Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by the Servicer.

The Servicer is an affiliate of American Home Mortgage Investment Corp., also referred to in this section as AHMIC, a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”. The Servicer is a “taxable REIT subsidiary” of AHMIC.

Collections on the related mortgage loans will be maintained in a payment clearing account for two business days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

Because the mortgage loans are hybrid mortgage loans, the Servicer will be required to change the calculation of the monthly payment on each mortgage loan after the initial fixed-rate period. The Servicer has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

The Servicer will generally only have the ability to modify Mortgage Loans in the case the related borrower is in default. If the Servicer reduces the borrower’s monthly payment, the amount payable to the Trust may be reduced.

The Servicer does not have any custodial responsibility for the assets. The Custodian has sole responsibility pursuant to the custodial agreement.

The Servicer is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

American Home Servicing is an affiliate of American Home Mortgage Corp., one of the Originators.

Central Mortgage Company

The principal executive offices of Central Mortgage Company (“Central Mortgage”) are located at 801 John Barrow Road, Little Rock, Arkansas 72205. Central Mortgage is an Arkansas corporation, and a wholly owned subsidiary of Arvest Bank, Fayetteville, Arkansas, which is a wholly owned subsidiary of Arvest Bank Group, Inc., a privately held multi-bank holding company.

Central Mortgage was established in 1997 to, among other activities, service mortgage loans. Central Mortgage was acquired by Arvest Bank Group, Inc. in January 2000. Central Mortgage does not, at this time, originate loans. Central Mortgage instead focuses on acquiring servicing volume through the purchase of mortgage servicing rights or subservicing of prime and Alt-A first lien mortgage loans. Central Mortgage does not, as a regular part of its business, own the mortgage loans it services.

Central Mortgage is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, U.S. Housing and Urban Development and Veterans Administration and has experience in servicing loans similar to the mortgage loans.

Central Mortgage has been assigned ratings of SQ2- by Moody’s Investors Service as a primary servicer of residential prime and Alt-A first lien mortgage loans and a RPS3+ by Fitch Ratings as a primary servicer of residential prime product.

Loan Servicing

Central Mortgage has established standard policies for the servicing and collection of mortgages. Standard servicing which also is relevant to the mortgage loans involved herein includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;

(b)	accounting for principal and interest;

(c)	administration of escrow (impound) funds for payment of taxes and insurance;

(d)	management of adjustable rate mortgages;

(e)	oversight of delinquent mortgage loans;

(f)	loss mitigation remedies;

(g)	inspection of the mortgaged properties as needed;

(h)	foreclosure proceedings and, as necessary, the liquidation of mortgaged properties;

(i)	bankruptcy proceedings; and

(j)	generally administering the mortgage loans, for which a service fee is received.

Billing statements are mailed monthly by Central Mortgage. The statement details loan activity and specifies the payment due as well as detailing various payment options available to the mortgagor, if applicable. Notice of changes in the applicable loan rate are provided to the mortgagor in a separate notification.

Servicing policies and/or procedures with respect to mortgage loans may change over time in accordance with, among other things, changes in the servicing portfolio and applicable laws and regulations, as well as Central Mortgage’s business judgment.

Loss Mitigation and Collection Procedures

A key function of loss mitigation and collections is to have contact with the delinquent mortgagor and carefully evaluate the circumstances of their delinquency before the delinquency becomes more serious. In addition to telephone contacts, written correspondence is sent to the delinquent mortgagor. Most delinquencies cure quickly without the need for further collection activity. Pursuant to servicing procedures, a notice of intent to foreclose is sent on the 62nd day of delinquency. If the delinquency is not cured within 31 days of the notice of intent to foreclose, the loan will be presented to the foreclosure committee for review and, upon approval, the appropriate legal action to foreclose will begin. If the default is cured, the foreclosure action will be dismissed. Loss mitigation remedies, if appropriate and consistent with the related servicing agreement, are pursued throughout the delinquency and are continued during the foreclosure action. Mortgage loans in bankruptcy are monitored carefully and opportunities for loss mitigation sought out in accordance with law.

Once foreclosure or bankruptcy is begun, a tracking system is utilized to monitor the status of the proceedings. The system includes state specific parameters that monitor time lines that are customary for the state in which the mortgage property is located. As part of the foreclosure process, the present value of the property will be determined and the foreclosure bid, if necessary, is established.

If the mortgage property is foreclosed and not purchased by a third party at the foreclosure sale, Central Mortgage will liquidate the property. Pursuant to its efforts to sell such foreclosed property, Central Mortgage will protect and conserve the property in accordance with the appropriate servicing agreement or appropriate REMIC provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the IRS Code. Upon final disposition of any REO property, Central Mortgage is entitled to reimbursement of related advances.

Material Terms of Servicing Agreement

Central Mortgage’s standard duties are described in the Loan Servicing portion of this statement. A copy of the relevant servicing agreement is maintained by the master servicer. Central Mortgage will also maintain a servicing file consisting of all documents necessary to service each mortgage loan; however it does not have physical possession of the original promissory note, original mortgage or deed of trust or other such documents which are maintained by a custodian selected by trustee. Central Mortgage is responsible for maintaining a complete set of books and records for the mortgage loans, which is required to be appropriately identified in Central Mortgage’s computer system to reflect the ownership of the mortgage loan by the trustee. Unless authorized by the trustee, Central Mortgage will segregate into separate accounts all collections from the mortgage loans, and maintain custodial accounts as necessary. Central Mortgage is required to forward to the custodian on behalf of the trustee all original documents in its possession evidencing an assumption, modification, consolidation or extension of any mortgage loan entered into in accordance with the servicing agreement promptly after their execution.

Back-Up Servicing

In the event of an occurrence of a natural disaster or other significant event that would cause Central Mortgage to temporarily loose the ability to service the loans, a back-up system has been established and is currently operational for servicing so that no significant interruption would occur. The back-up servicer is Arvest Mortgage Company, Lowell, Arkansas, (“AMC”). AMC is an affiliated company with Central Mortgage.

AMC’s servicing system is located approximately 170 miles from Central Mortgage’s location in Little Rock, Arkansas. AMC presently shares a number of operating systems and processes with Central Mortgage, but the data bases are completely separate. AMC and Central Mortgage have sufficient safeguards in place to support independent daily servicing activities, provide back-up and prevent data corruption or access by outside parties. Only in the case of a disaster or other significant event would Central Mortgage’s data be accessible from AMC’s location. Personnel are either currently available at AMC to handle Central Mortgage’s servicing on a temporary basis or current Central Mortgage employees could relocate to provide additional support. Facilities for recognition of loan data, telephone, email, and image retention are currently in place. Central Mortgage’s customers would not be aware of any interruption in normal servicing.

Foreclosure, Delinquency and Loss Experience

The following table summarizes the delinquency, foreclosure and loss experience for all the mortgage loans serviced by Central Mortgage. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency, foreclosure, or loss experience of the mortgage loans included in the trust will be similar to that set forth below.

The actual loss and delinquency experience will depend, among other things, upon factors beyond the contract of Central Mortgage, such as national and local economic conditions, real estate markets in servicing area, the real estate value securing the mortgage loans, and the financial strength of the mortgagors.

Central Mortgage Company Overall Mortgage Portfolio Delinquency Experience

	At December 31,
	2002				2003
	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts
Total Portfolio	22,624	100.00%	$1,880,813,160	100.00%	41,706	100.00%	$5,314,969,650	100.00%

Period of Delinquency
30-59 Days	878	3.88%	$73,484,661	3.91%	1,008	2.42%	$102,782,884	1.93%
60-89 Days	234	1.03%	$23,524,517	1.25%	238	0.57%	$21,856,399	0.41%
90-120 Days	88	0.39%	$8,167,908	0.43%	89	0.21%	$8,102,848	0.15%
Over 120 Days	66	0.29%	$5,772,605	0.31%	29	0.07%	$1,976,636	0.04%
Sub Total	1,266	5.60%	$110,949,691	5.90%	1,364	3.27%	$134,718,767	2.53%

Delinquency Status
Bankruptcy	57	0.25%	$4,917,866	0.26%	118	0.28%	$8,744,389	0.16%
Foreclosure	116	0.51%	$9,831,932	0.52%	164	0.39%	$13,340,000	0.25%
Real Estate Owned	0	0.00%	$0	0.00%	0	0.00%	$0	0.00%
Sub Total	173	0.76%	$14,749,798	0.78%	282	0.68%	$22,084,389	0.42%

Total Delinquent Loans	1,439	6.36%	$125,699,489	6.68%	1,646	3.95%	$156,803,156	2.95%

		At December 31,
		2004			2005
	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts
Total Portfolio	85,727	100.00%	$13,272,305,829	100.00%	99,591	100.00%	$18,599,213,273	100.00%

Period of Delinquency
30-59 Days	1,753	2.04%	$225,874,590	1.70%	2,191	2.20%	$425,891,951	2.29%
60-89 Days	379	0.44%	$41,658,825	0.31%	424	0.43%	$57,997,436	0.31%
90-120 Days	111	0.13%	$12,093,004	0.09%	144	0.14%	$20,514,729	0.11%
Over 120 Days	71	0.08%	$6,284,723	0.05%	115	0.12%	$13,519,839	0.07%
Sub Total	2,314	2.70%	$285,911,142	2.15%	2,874	2.89%	$517,923,955	2.78%

Delinquency Status
Bankruptcy	131	0.15%	$11,539,729	0.09%	246	0.25%	$24,761,164	0.13%
Foreclosure	214	0.25%	$20,197,404	0.15%	253	0.25%	$28,763,225	0.15%
Real Estate Owned	0	0.00%	$0	0.00%	0	0.00%	$0	0.00%
Sub Total	345	0.40%	$31,737,133	0.24%	499	0.50%	$53,524,389	0.29%

Total Delinquent Loans	2,659	3.10%	$317,648,275	2.39%	3,373	3.39%	$571,448,344	3.07%

	At December 31, 2006
	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts
Total Portfolio	111,742	100%	$21,423,482,134	100%

Period of Delinquency
30-59 Days	2,490	2.23%	$493,634,877	2.30%
60-89 Days	569	0.51%	$119,982,057	0.56%
90-120 Days	222	0.20%	$57,670,834	0.27%
Over 120 Days	131	0.12%	$27,495,655	0.13%
Sub Total	3,412	3.05%	$698,783,423	3.26%

Delinquency Status
Bankruptcy	314	0.28%	$37,971,489	0.18%
Foreclosure	457	0.41%	$100,464,103	0.47%
Real Estate Owned	41	0.04%	$9,281,555	0.04%
Sub Total	812	0.73%	$147,717,147	0.69%

Total Delinquent Loans	4,224	3.78%	$846,500,570	3.95%

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. (“Wells Fargo”) will act as master servicer and securities administrator under the pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, any originator and any servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

 Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo will act as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of the servicers under the terms of each servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to the related servicer loan-level reports and reconciles any discrepancies with the related servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of a servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Under the terms of the pooling and servicing agreement, Wells Fargo also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity’s REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

THE TRUSTEE AND CUSTODIAN

Deutsche Bank National Trust Company. Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust fund. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the holders of the certificates or as Custodian.

THE CERTIFICATE INSURER

AMBAC ASSURANCE CORPORATION

General

Ambac Assurance Corporation (“Ambac”) is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. Ambac is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Ambac is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc.(“Ambac Financial Group”), a 100% publicly-held company. Ambac has earned triple-A financial strength ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, and Fitch, Inc.

Capitalization

The following table sets forth the capitalization of Ambac and subsidiaries as of December 31, 2005 and December 31, 2006 in conformity with U. S. generally accepted accounting principles.

Ambac Assurance Corporation and Subsidiaries

CONSOLIDATED CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2005	December 31, 2006

Unearned premiums	$2,953	$3,048
Other liabilities	1,933	2,021
Total liabilities	4,886	5,069
Stockholder's equity
Common stock	82	82
Additional paid-in capital	1,453	1,509
Accumulated other comprehensive income	137	142
Retained earnings	4,510	5,259
Total stockholder's equity	6,182	6,992
Total liabilities and stockholder's equity	$11,068	$12,061

There has been no material adverse change in the capitalization of Ambac and subsidiaries from December 31, 2006 to the date of this Free Writing Prospectus.

For additional financial information concerning Ambac, please refer to Ambac’s website at http://www.ambac.com by clicking on the Investor Relations link, then clicking on the Financial Reports link and then clicking on the SEC Documents/Filings link to access the following documents: the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 1, 2007; Commission File No. 1-10777). Such financial information regarding Ambac shall be deemed to be made a part of this Free Writing Prospectus.

Copies of all information regarding Ambac that is referenced in this Free Writing Prospectus can be read and copied at the SEC’s website at http://www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of the consolidated financial statements of Ambac referenced herein and copies of Ambac’s annual statement for the year ended December 31, 2006 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Other Information

Ambac makes no representation regarding the Certificates or the advisability of investing in the Certificates. Ambac has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this Free Writing Prospectus, other than the information supplied by Ambac and presented, included or referenced in this Free Writing Prospectus under the heading “Ambac Assurance Corporation.”

THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.